   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2003



                                                     REGISTRATION NO. 333-108766

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------


                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

             (Exact name of registrant as specified in its charter)

                 TEXAS                                   4911                                 22-3865106
    (State or other jurisdiction of          (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                 Identification No.)


                                                                                 RUFUS S. SCOTT
                                                                     VICE PRESIDENT, DEPUTY GENERAL COUNSEL
                                                                            AND ASSISTANT SECRETARY
                      1111 LOUISIANA                                             1111 LOUISIANA
                   HOUSTON, TEXAS 77002                                       HOUSTON, TEXAS 77002
                      (713) 207-1111                                             (713) 207-1111
   (Address, including zip code, and telephone number,     (Name, address, including zip code, and telephone number,
                   including area code,                            including area code, of agent for service)
       of registrant's principal executive offices)


                             ---------------------


                                    COPY TO:


                               TIMOTHY S. TAYLOR
                               BAKER BOTTS L.L.P.
                         910 LOUISIANA, ONE SHELL PLAZA
                              HOUSTON, TEXAS 77002
                                 (713) 229-1234

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE


==============================================================================================================================
                                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
                                                      AMOUNT TO BE    OFFERING PRICE PER AGGREGATE OFFERING    REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED          UNIT(1)            PRICE(1)          FEE(1)(2)
------------------------------------------------------------------------------------------------------------------------------
5.70% General Mortgage Bonds, Series J2, due
  2013...........................................     $450,000,000           100%           $450,000,000        $36,405.00
------------------------------------------------------------------------------------------------------------------------------
6.95% General Mortgage Bonds, Series K2, due
  2033...........................................     $312,275,000           100%           $312,275,000        $25,263.05
------------------------------------------------------------------------------------------------------------------------------
5.60% General Mortgage Bonds, Series L2,
  due July 1, 2023...............................     $200,000,000           100%           $200,000,000        $16,180.00
------------------------------------------------------------------------------------------------------------------------------
5.75% General Mortgage Bonds, Series M2, due
  2014...........................................     $300,000,000           100%           $300,000,000        $24,270.00
------------------------------------------------------------------------------------------------------------------------------
  Total..........................................    $1,262,275,000                        $1,262,275,000      $102,118.05
==============================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933. For purposes of this calculation, the offering price per Series J2 Bond, Series K2 Bond, Series L2 Bond and Series M2 Bond was assumed to be the stated principal amount of each Series J Bond, Series K Bond, Series L Bond and Series M Bond, respectively, that may be received by the Registrant in the exchange transaction in which the Series J2 Bonds, Series K2 Bonds, Series L2 Bonds or Series M2 Bonds, as the case may be, will be offered.



(2) A registration fee of $77,848.05 was previously paid in connection with the filing of the Form S-4.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2003


PROSPECTUS


                                 $1,262,275,000


                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                               OFFER TO EXCHANGE


  5.70% General Mortgage Bonds, Series J2,          6.95% General Mortgage Bonds, Series K2,
                  due 2013                                          due 2033
            for all outstanding                               for all outstanding
  5.70% General Mortgage Bonds, Series J,           6.95% General Mortgage Bonds, Series K,
                  due 2013                                          due 2033
           ---------------------                             ---------------------
  5.60% General Mortgage Bonds, Series L2,          5.75% General Mortgage Bonds, Series M2,
              due July 1, 2023                                      due 2014
            for all outstanding                               for all outstanding
  5.60% General Mortgage Bonds, Series L,           5.75% General Mortgage Bonds, Series M,
              due July 1, 2023                                      due 2014



     THE EXCHANGE OFFER FOR OUTSTANDING BONDS OF EACH SERIES:


     - will expire at 5:00 p.m., New York City time,           , 2003, unless
       extended; and


     - is not conditioned upon any minimum aggregate principal amount of outstanding bonds of that series being tendered for exchange or upon consummation of the exchange offer for outstanding bonds of any other series.


     THE EXCHANGE BONDS:

     - will be freely tradable;


     - are substantially identical to the outstanding bonds for which they may be exchanged; and



     - with the exception of the 6.95% General Mortgage Bonds, Series K2, due 2033, which have been accepted for listing on the New York Stock Exchange, will not be listed on any securities exchange or on any automated dealer quotation system, but may be sold in the over-the-counter market, in negotiated transactions or through a combination of those methods.


     YOU SHOULD NOTE THAT:


     - we will exchange all outstanding bonds of a series that are validly tendered and not validly withdrawn for an equal principal amount of exchange bonds of that series that we have registered under the Securities Act of 1933;


     - you may withdraw tenders of outstanding bonds at any time prior to the expiration of the exchange offer; and

     - the exchange of outstanding bonds for exchange bonds in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS


     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 65 FOR A LISTING OF DOCUMENTS WE INCORPORATE BY REFERENCE. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, C/O CENTERPOINT ENERGY, INC., ATTN: INVESTOR SERVICES, P.O. BOX 4567, HOUSTON, TEXAS 77210-4567, TELEPHONE: (713) 207-1111. TO ENSURE TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO
LATER THAN           , 2003, WHICH IS FIVE DAYS BEFORE THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2003.



Cautionary Statement Regarding Forward-Looking
  Information...............................................     i
Prospectus Summary..........................................     1
Risk Factors................................................    15
Private Placement...........................................    21
Use of Proceeds.............................................    22
Capitalization..............................................    23
The Exchange Offer..........................................    24
Description of the Exchange Bonds...........................    34
The Indenture...............................................    37
The First Mortgage Indenture................................    53
Registration Rights.........................................    53
Book-Entry Delivery and Settlement..........................    56
Certain U.S. Federal Income Tax Consequences................    59
Plan of Distribution........................................    63
Transfer Restrictions.......................................    64
Legal Matters...............................................    64
Experts.....................................................    64
Where You Can Find More Information.........................    65


     Each broker-dealer that receives exchange bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange bonds. The letters of transmittal state that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for outstanding bonds where the outstanding bonds were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with the resale of exchange bonds.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION


     From time to time we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predicts," "projection," "should," "will," or other similar words.

     We have based our forward-looking statements on our management's beliefs and assumptions based on information available at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.



     Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements are described under "Risk Factors" beginning on page 15 of this prospectus and on page 31 of our Second Quarter 2003 Form 10-Q. Other such factors are described in other documents we file with the SEC and incorporate by reference into this prospectus.



     You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

                               PROSPECTUS SUMMARY


     This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and does not contain all the information that you should consider before investing in the exchange bonds. You should read carefully the entire prospectus, including the risk factors, financial data and financial statements included or incorporated by reference herein and the other information and documents we have incorporated by reference in this prospectus.



     Unless the context requires otherwise, the terms "CenterPoint Houston," "our company," "we," "our," "ours" and "us" refer to CenterPoint Energy Houston Electric, LLC; the term "CenterPoint Energy" refers to CenterPoint Energy, Inc., our indirect parent; and the term "Reliant Energy" refers to Reliant Energy, Incorporated. We refer to our 5.70% General Mortgage Bonds, Series J, due 2013 as the "Series J outstanding bonds," our 6.95% General Mortgage Bonds, Series K, due 2033 as the "Series K outstanding bonds," our 5.60% General Mortgage Bonds, Series L, due July 1, 2023 as the "Series L outstanding bonds," and our 5.75% General Mortgage Bonds, Series M, due 2014 as the "Series M outstanding bonds" and the Series J outstanding bonds, the Series K outstanding bonds, the Series L outstanding bonds and the Series M outstanding bonds together as the "outstanding bonds." We refer to our 5.70% General Mortgage Bonds, Series J2, due 2013 offered by this prospectus as the "Series J exchange bonds," our 6.95% General Mortgage Bonds, Series K2, due 2033 offered by this prospectus as the "Series K exchange bonds," our 5.60% General Mortgage Bonds, Series L2, due July 1, 2023 offered by this prospectus as the "Series L exchange bonds," and our 5.75% General Mortgage Bonds, Series M2, due 2014 offered by this prospectus as the "Series M exchange bonds" and the Series J exchange bonds, the Series K exchange bonds, the Series L exchange bonds and the Series M exchange bonds together as the "exchange bonds." We sometimes refer to the outstanding bonds and the exchange bonds collectively as the "bonds."


                                  OUR COMPANY

GENERAL

     We are a regulated utility engaged in the transmission and distribution of electric energy in a 5,000-square mile area along the Texas Gulf Coast with a population of approximately 4.7 million people. Electric transmission and distribution service is provided to approximately 1.8 million metered customers in this area. With the exception of Texas City, we serve nearly all of the Houston/Galveston metropolitan area.

     We are an indirect wholly owned subsidiary of CenterPoint Energy, a public utility holding company that became the parent of Reliant Energy and its subsidiaries on August 31, 2002 as part of a corporate restructuring of Reliant Energy. CenterPoint Energy's other principal wholly owned indirect subsidiary is CenterPoint Energy Resources Corp. ("CERC"), which owns gas distribution systems that together form one of the United States' largest natural gas distribution operations in terms of the number of customers served. Through wholly owned subsidiaries, CERC also owns two interstate natural gas pipelines and gathering systems and also provides various ancillary services. CenterPoint Energy also owns an approximately 81% interest in Texas Genco Holdings, Inc. ("Texas Genco"), which owns and operates the Texas generating plants that were formerly part of the integrated electric utility that was part of Reliant Energy. CenterPoint Energy distributed to its shareholders approximately 19% of the outstanding common stock of Texas Genco on January 6, 2003.

     Reliant Energy completed the separation of the generation, transmission and distribution, and retail sales functions of Reliant Energy's Texas electric operations (the "Restructuring") in August 2002. To effect the Restructuring, Reliant Energy:

     - conveyed its Texas electric generation assets to Texas Genco,

     - became an indirect, wholly owned subsidiary of CenterPoint Energy,

     - was converted into a Texas limited liability company and renamed CenterPoint Energy Houston Electric, LLC, and

     - distributed the capital stock of its operating subsidiaries to CenterPoint Energy.

     As part of the Restructuring, each share of Reliant Energy common stock was converted into one share of CenterPoint Energy common stock. Prior to the Restructuring, Reliant Energy's subsidiary, Reliant Resources, Inc. ("Reliant Resources"), conducted non-utility wholesale and retail energy operations. As a result of the Restructuring, CenterPoint Energy became the owner of approximately 83% of the stock of Reliant Resources. On September 30, 2002 CenterPoint Energy distributed this stock to its shareholders on a pro rata basis.

     CenterPoint Energy is a registered public utility holding company under the Public Utility Holding Company Act of 1935 ("1935 Act"). The 1935 Act and related rules and regulations impose a number of restrictions on CenterPoint Energy's activities and those of its subsidiaries. The 1935 Act, among other things, limits CenterPoint Energy's ability to issue debt and equity securities without prior authorization, restricts the source of dividend payments to current and retained earnings without prior authorization, regulates sales and acquisitions of certain assets and businesses and governs affiliate transactions.

     The general corporate structure of CenterPoint Energy is described in the diagram below.

                     CENTERPOINT ENERGY CORPORATE STRUCTURE



                                      ---------------------

                                         CENTERPOINT(TM)
                                         ENERGY

                                      ---------------------
                                               |
                                               |
                                      ---------------------
                                       UTILITY HOLDING, LLC
                                      ---------------------
                                               |
                                               |      intend to monetize (81% owned)
                |---------------------------------------------------------------|
                |                              |                                |
                |                     =====================                     |
                |                              |
        ------------------            ---------------------              --------------
        CENTERPOINT ENERGY             CENTERPOINT ENERGY                 TEXAS GENCO
          RESOURCES CORP.             HOUSTON ELECTRIC, LLC              HOLDINGS, INC.
        ------------------            ---------------------              --------------
                                           THE ISSUER

                                      =====================

NATURAL GAS DISTRIBUTION, PIPELINES   ELECTRIC TRANSMISSION           ELECTRIC GENERATION
       AND GATHERING SYSTEM              AND DISTRIBUTION



                                  OUR BUSINESS

ELECTRIC TRANSMISSION

     We transport electricity from power plants to substations and from one substation to another and to retail customers taking power above 69 kilovolts ("kV") in locations throughout the control area managed by the Electric Reliability Council of Texas, Inc. ("ERCOT"). ERCOT is an intrastate network of retail customers, investor and municipally owned electric utilities, rural electric co-operatives, river authorities, independent generators, power marketers and retail electric providers, which serves as the regional reliability coordinating council for member electric power systems in Texas. The ERCOT market consists of the State of Texas, other than a portion of the Texas panhandle, a portion of the eastern part of the state bordering on Louisiana and the area in and around El Paso. The ERCOT market represents approximately 85% of the demand for power in Texas and is one of the nation's largest power markets.

Transmission services are provided under tariffs approved by the Public Utility Commission of Texas (the "Texas Utility Commission").

ELECTRIC DISTRIBUTION

     We distribute electricity for retail electric providers in our certificated service area by carrying lower-voltage power from the substation to the retail electric customer. Our distribution network receives electricity from the transmission grid through power distribution substations and distributes electricity to end users through our distribution feeders. Operations include construction and maintenance of facilities, metering services, outage response services and other call center operations. Distribution services are provided under tariffs approved by the Texas Utility Commission. Texas Utility Commission rules and market protocols govern the commercial retail operations of distribution companies and other market participants.

CUSTOMERS

     Our customers consist of municipalities, electric cooperatives, other distribution companies and approximately 31 retail electric providers in our certificated service area. Each retail electric provider is licensed by the Texas Utility Commission and must meet creditworthiness criteria established by the Texas Utility Commission. Two of these retail electric providers are subsidiaries of Reliant Resources. Our receivables balance from retail electric providers on June 30, 2003 was $119 million. Approximately 78% of this amount was owed by subsidiaries of Reliant Resources. For the year ended December 31, 2002, sales to subsidiaries of Reliant Resources of approximately $940 million represented 83% of our transmission and distribution revenues since deregulation began.

     The Texas Utility Commission has set forth minimum creditworthiness criteria that all retail electric providers serving retail electric customers must meet. The retail electric provider must satisfy one of the following criteria:


     - maintain a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., respectively, or provide a guarantee, surety bond or letter of credit from an affiliate or another company that meets the requisite ratings;


     - have assets in excess of liabilities of $50 million, as reflected on its most recent quarterly and annual independently audited financial statements; or

     - have unused cash resources commensurate with the level of business it has been certified by the Texas Utility Commission to conduct.

     Additional creditworthiness standards are required of the retail electric providers with regard to the billing and collection of transition charges described below under "-- Regulation -- Stranded Costs, Regulatory Assets Recovery and Securitization -- The Texas Electric Restructuring Law."

     If a retail electric provider defaults on its payments to us or on its obligation to maintain the required security, we may pursue a number of legal remedies to recover all unpaid amounts and, possibly, seek to relieve the retail electric provider of its billing and collection responsibilities. Please read "Electric Transmission and Distribution -- Remedies Upon Default by Retail Electric Provider" in Item 1 of our 2002 Form 10-K.

COMPETITION

     There are no other transmission and distribution utilities in our service area. In order for another provider of transmission and distribution services to provide such services in our territory, it would be required to obtain a certificate of convenience and necessity in proceedings before the Texas Utility Commission and, depending on the location of the facilities, may also be required to obtain franchises from one or more municipalities. We know of no other party intending to enter this business in our service area at this time.

                                   REGULATION

     We are subject to regulation by various federal, state and local governmental agencies, including the regulations described below. We are not a "public utility" under the Federal Power Act and therefore are not generally regulated by the Federal Energy Regulatory Commission, except in limited circumstances. Please read "Regulation" in Item 1 of our 2002 Form 10-K.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

     As a subsidiary of a registered public utility holding company, we are subject to a comprehensive regulatory scheme imposed by the SEC in order to protect customers, investors and the public interest. Although the SEC does not regulate rates and charges under the 1935 Act, it does regulate the structure, financing, lines of business and internal transactions of public utility holding companies and their system companies. In order to obtain financing, acquire additional public utility assets or stock, or engage in other significant transactions, we are required to obtain approval from the SEC under the 1935 Act.

     CenterPoint Energy and its subsidiaries, including CenterPoint Houston, received an order from the SEC under the 1935 Act on June 30, 2003 (the "June 2003 Financing Order") relating to financing and other activities. The June 2003 Financing Order is effective until June 30, 2005. On August 1, 2003, the SEC issued a supplemental order (the "August 2003 Financing Order" and, together with the June 2003 Financing Order, the "Orders") that allows us to issue additional amounts of external debt. The Orders permit refinancings and together authorize us to issue an additional aggregate $500 million of external debt and an aggregate $250 million of preferred stock and preferred securities in addition to amounts outstanding on June 30, 2003.

     The June 2003 Financing Order requires that if we issue any securities that are rated by a nationally recognized statistical rating organization ("NRSRO"), the security to be issued must obtain an investment grade rating from at least one NRSRO and, as a condition to such issuance, all of our outstanding rated securities and those of CenterPoint Energy must be so rated by at least one NRSRO. The June 2003 Financing Order also contains certain requirements for interest rates, maturities, issuance expenses and use of proceeds. Under the June 2003 Financing Order, our common equity as a percentage of total capitalization must be at least 30%.

STRANDED COSTS, REGULATORY ASSETS RECOVERY AND SECURITIZATION

     The Texas Electric Restructuring Law. In June 1999, the Texas legislature adopted the Texas Electric Choice Plan (the "Texas electric restructuring law"), which substantially amended the regulatory structure governing electric utilities in order to allow and encourage retail competition. The Texas electric restructuring law required the separation of the generation, transmission and distribution and retail sales functions of electric utilities into three different units. It also required each electric utility to file a business separation plan with the Texas Utility Commission detailing its plan to comply with the Texas electric restructuring law. Under the law, neither the generation function nor the retail function is subject to traditional cost of service regulation, and the retail function has been opened to competition. The transmission and distribution function we perform remains subject to traditional utility rate regulation.

     Under the Texas electric restructuring law, transmission and distribution utilities in Texas whose generation assets were "unbundled," including us, may recover, following a regulatory proceeding to be held in 2004:

     - "regulatory assets," which consist of the Texas jurisdictional amount reported by the previously vertically integrated electric utilities as regulatory assets and liabilities (offset and adjusted by specified amounts) in their audited financial statements for 1998,

     - "stranded costs," which consist of the positive excess of the net regulatory book value of generation assets over the market value of the assets, taking specified factors into account, and

     - the excess cost over market for capacity auctions by Texas Genco ("ECOM"), fuel over- or under-recovery and "price to beat" clawback components.

     The Texas electric restructuring law permits transmission and distribution utilities to recover regulatory assets and stranded costs through transition charges on retail electric customers' bills, to the extent that such assets and costs are established in certain regulatory proceedings. These transition charges are non-bypassable, meaning that they must be paid by essentially all customers and cannot, except in limited circumstances, be avoided by switching to self-generation.

     Final True-Up. Beginning in January 2004, the Texas Utility Commission will conduct true-up proceedings for each investor-owned utility. The purpose of the true-up proceeding is to quantify and reconcile the amount of stranded costs, other regulatory assets associated with the generation assets that were not previously securitized, the difference in the price of power obtained through the state mandated capacity auctions and the power costs used in the Texas Utility Commission's ECOM model, any fuel costs over- or under-recovery and the "price to beat" clawback. The true-up proceeding will result in either additional charges being assessed on, or credits being issued to, retail electric customers taking delivery from us. We will make the filing to initiate our final true-up proceeding on March 31, 2004. The Texas electric restructuring law requires a final order to be issued by the Texas Utility Commission not more than 150 days after a proper filing is made by the regulated utility.

     Securitization. The Texas electric restructuring law provides for the use of special purpose entities to issue transition bonds for the economic value of generation-related regulatory assets and stranded costs. These transition bonds will be amortized over a period not to exceed 15 years through non-bypassable transition charges to customers taking delivery service from us. Any stranded costs not recovered through the transition bonds will be recovered through a non-bypassable competition transition charge assessed to customers taking delivery service from us. In October 2001, a special purpose subsidiary of ours issued $749 million of transition bonds to securitize generation-related regulatory assets. These transition bonds have a final maturity date of September 15, 2015 and are non-recourse to us, CenterPoint Energy or its other subsidiaries other than to the special purpose issuer.

     We expect that upon completion of the 2004 true-up proceeding, we will seek to securitize our stranded costs, any regulatory assets not previously securitized by the October 2001 issuance of transition bonds and, to the extent permitted by the Texas Utility Commission, the balance of the other true-up components. Under the Texas electric restructuring law, we are entitled to recover any portion of the true-up balance not securitized by transition bonds through a non-bypassable competition transition charge assessed to our customers.

                                 MISCELLANEOUS


     Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002, and our telephone number is (713) 207-1111.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


     On March 18, 2003 we completed the private offering of the Series J outstanding bonds and Series K outstanding bonds; on May 23, 2003 we completed the private offering of the Series L outstanding bonds; and on September 9, 2003, we completed the private offering of the Series M outstanding bonds. We received proceeds, after deducting the discount to the initial purchasers, of approximately $753.1 million, $197.9 million and $297.3 million from the sales of the outstanding bonds in March, May and September, respectively.



     In connection with the offering of the outstanding bonds, we entered into registration rights agreements with the initial purchasers of the outstanding bonds in which we agreed to deliver to you this prospectus and to use our reasonable commercial efforts to complete the exchange offer within 315 days after the respective dates of issuance of the outstanding bonds. In the exchange offer, you are entitled to exchange your outstanding bonds of a series for exchange bonds of that series, with substantially identical terms, that are registered with the SEC. You should read the discussion under the headings
"-- Summary of the Terms of the Exchange Bonds" beginning on page 11, "Description of the Exchange Bonds" beginning on page 34 and "The Indenture" beginning on page 37 for further information about the exchange bonds. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights for your outstanding bonds.



     The exchange offer consists of separate, independent offers for each series of outstanding bonds. We have summarized the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 24 for further information about the exchange offer and resale of the exchange bonds.



The Exchange Offer............   We are offering to exchange:



                                 - up to $450,000,000 aggregate principal amount
                                   of outstanding 5.70% General Mortgage Bonds,
                                   Series J, due 2013, for up to $450,000,000
                                   aggregate principal amount of 5.70% General
                                   Mortgage Bonds, Series J2, due 2013;



                                 - up to $312,275,000 aggregate principal amount
                                   of outstanding 6.95% General Mortgage Bonds,
                                   Series K, due 2033, for up to $312,275,000
                                   aggregate principal amount of 6.95% General
                                   Mortgage Bonds, Series K2, due 2033;



                                 - up to $200,000,000 aggregate principal amount
                                   of outstanding 5.60% General Mortgage Bonds,
                                   Series L, due July 1, 2023, for up to
                                   $200,000,000 aggregate principal amount of
                                   5.60% General Mortgage Bonds, Series L2, due
                                   July 1, 2023; and



                                 - up to $300,000,000 aggregate principal amount
                                   of outstanding 5.75% General Mortgage Bonds,
                                   Series M, due 2014, for up to $300,000,000
                                   aggregate principal amount of 5.75% General
                                   Mortgage Bonds, Series M2, due 2014.



                                 Outstanding bonds may be exchanged only in integral multiples of $1,000.



                                 The terms of each series of exchange bonds are identical in all material respects to those of the outstanding bonds for which they may be exchanged except the exchange bonds will not contain provisions with respect to transfer restrictions, registration rights or additional interest for failure to fulfil certain obligations under the applicable registration rights agreement. The exchange bonds of a series will vote together with the outstanding bonds of that series not exchanged on all matters on which holders of the outstanding bonds and exchange bonds of such series are entitled to vote.


                                 OUTSTANDING BONDS THAT ARE NOT TENDERED FOR
                                 EXCHANGE WILL CONTINUE TO BE SUBJECT TO
                                 TRANSFER RESTRICTIONS AND WILL NOT HAVE
                                 REGISTRATION RIGHTS. THEREFORE, THE MARKET FOR SECONDARY RESALES OF OUTSTANDING BONDS THAT ARE NOT TENDERED FOR EXCHANGE IS LIKELY TO BE MINIMAL.

Resale........................   Based on SEC staff interpretation in no-action
                                 letters issued to third parties, we believe that the exchange bonds issued pursuant to the exchange offer in exchange for outstanding bonds may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if:

                                 - you are not our "affiliate" within the
                                   meaning of Rule 405 under the Securities Act of 1933;

                                 - you acquire such exchange bonds in the
                                   ordinary course of your business; and

                                 - you are not engaged in, and do not intend to
                                   engage in, and have no arrangement or
                                   understanding with any person to participate in, a distribution of exchange bonds.


                                 Each participating broker-dealer that receives exchange bonds for its own account pursuant to the exchange offer in exchange for outstanding bonds that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange bonds. Please read "Plan of Distribution" beginning on page 63.



Expiration Date...............   The exchange offer for each series of
                                 outstanding bonds will expire at 5:00 p.m., New
                                 York City time, on           , 2003, or such
                                 later date and time to which we may extend it at our discretion. We may extend the expiration date for each series of outstanding bonds independently. Please read "The Exchange
                                 Offer -- Extensions, Delay in Acceptance,
                                 Termination or Amendment" on page 26 for more information about an extension of the expiration date.


Withdrawal of Tenders.........   You may withdraw your tender of outstanding
                                 bonds at any time prior to the expiration date.
                                 We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding bonds that you tendered but that were not accepted for exchange.

Conditions to the Exchange
Offer.........................   We will not be required to accept outstanding
                                 bonds for exchange:

                                 - if the exchange offer would be unlawful or
                                   would violate any interpretation of the staff of the SEC; or

                                 - if any legal action has been instituted or
                                   threatened that would impair our ability to proceed with the exchange offer.

                                 The exchange offer for outstanding bonds of each series is not conditioned upon any minimum aggregate principal amount of outstanding bonds being tendered for exchange or upon consummation of the exchange offer for outstanding bonds of any other series. The exchange offer is subject to customary conditions, which we may waive in our sole discretion. Please read "The Exchange
                                 Offer -- Conditions to the Exchange Offer" beginning on page 26 for more information about the conditions to the exchange offer.


Procedures for Tendering
Outstanding Bonds.............   If you wish to participate in the exchange
                                 offer, you must complete, sign and date the accompanying letter of transmittal or a facsimile of the letter of transmittal and mail or deliver the letter of transmittal, together with your outstanding bonds, to the exchange agent. If your outstanding bonds are held through The Depository Trust Company ("DTC") you may effect delivery of the outstanding bonds by book-entry transfer.

                                 In the alternative, if your outstanding bonds are held through DTC and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                 - any exchange bonds received are being
                                   acquired in the ordinary course of your
                                   business;

                                 - you have no arrangement or understanding with
                                   any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the outstanding bonds or the exchange bonds;

                                 - you are not our "affiliate," as defined in
                                   Rule 405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable;


                                 - if you are not a broker-dealer, you are not
                                   engaged in, and do not intend to engage in, a distribution of the exchange bonds;


                                 - if you are a broker-dealer, you are not
                                   tendering outstanding bonds acquired directly from us or one of our affiliates;

                                 - if you are a broker-dealer, you will receive
                                   the exchange bonds for your own account in exchange for outstanding bonds that you acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such exchange bonds; and


                                 - you are not acting on behalf of any person
                                   who could not truthfully and completely make the foregoing representations.

Special Procedures for
Beneficial Owners.............   If you beneficially own outstanding bonds that
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding bonds in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

                                 If you wish to tender your outstanding bonds on your own behalf, you must either arrange to have outstanding bonds registered in your name or obtain a properly completed bond power from the registered holder before completing and executing the letter of transmittal and delivering your outstanding bonds. The transfer of registered ownership may take considerable time.


Guaranteed Delivery
Procedures....................   You must tender your outstanding bonds
                                 according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures" beginning on page 30 if any of the following apply:


                                 - you wish to tender your outstanding bonds but
                                   they are not immediately available;

                                 - you cannot deliver your outstanding bonds,
                                   the letter of transmittal or any other
                                   required documents to the exchange agent prior to the expiration date; or

                                 - you cannot comply with the applicable
                                   procedures under DTC's automated tender offer program prior to the expiration date.


Consequences of Failure to
Exchange Your Outstanding
Bonds.........................   If you do not exchange your outstanding bonds
                                 in the exchange offer, you will no longer be entitled to registration rights. You will not be able to offer or sell the outstanding bonds unless they are later registered, sold pursuant to an exemption from registration or sold in a transaction not subject to the Securities Act of 1933 or state securities laws. Except as specified in the registration rights agreements, we are not obligated to, nor do we currently anticipate that we will register the outstanding bonds under the Securities Act of 1933. Please read "The Exchange
                                 Offer -- Consequences of Failure to Exchange" on page 33.



Certain U.S. Federal Income
Tax Considerations............   The exchange of outstanding bonds for exchange
                                 bonds in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal
                                 Income Tax Consequences" beginning on page 59.


Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of exchange bonds in the exchange offer.

                               THE EXCHANGE AGENT

     We have appointed JPMorgan Chase Bank as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                              JPMORGAN CHASE BANK


                          By Hand Or Overnight Courier


                              JPMorgan Chase Bank
                          2001 Bryan Street, 9th Floor
                        Registered Bond Processing Dept.
                              Dallas, Texas 75201

              By Mail (Registered Or Certified Mail Recommended):

                              JPMorgan Chase Bank
                                 P.O. Box 2320
                     Attn: Registered Bond Processing Dept.
                            Dallas, Texas 75221-2320

            By Facsimile Transmission (Eligible Institutions Only):


                                 (214) 468-6494

                             Attention: Frank Ivins

                             Confirm By Telephone:

                                 (800) 275-2048

                   SUMMARY OF THE TERMS OF THE EXCHANGE BONDS


     Each series of the exchange bonds will be freely tradable and otherwise substantially identical to the outstanding bonds of that series. The exchange bonds will not have registration rights or provisions for additional interest. Each series of the exchange bonds will evidence the same debt as the outstanding bonds of that series, and both exchange bonds and outstanding bonds are governed by the same indenture. Each series of exchange bonds will vote together with the outstanding bonds of that series on all matters in which holders of the outstanding bonds and exchange bonds of such series are entitled to vote.


Exchange Bonds Offered........   $450,000,000 aggregate principal amount of
                                 5.70% General Mortgage Bonds, Series J2, due
                                 2013;


                                 $312,275,000 aggregate principal amount of
                                 6.95% General Mortgage Bonds, Series K2, due
                                 2033;



                                 $200,000,000 aggregate principal amount of
                                 5.60% General Mortgage Bonds, Series L2, due
                                 July 1, 2023; and



                                 $300,000,000 aggregate principal amount of
                                 5.75% General Mortgage Bonds, Series M2, due
                                 2014.



Maturity Dates................   March 15, 2013 for the Series J exchange bonds;



                                 March 15, 2033 for the Series K exchange bonds;



                                 July 1, 2023 for the Series L exchange bonds;
                                 and



                                 January 15, 2014 for the Series M exchange bonds.



Interest Payment Dates........   March 15 and September 15, beginning on March
                                 15, 2004 for the Series J exchange bonds;



                                 March 15 and September 15, beginning on March 15, 2004 for the Series K exchange bonds;



                                 January 1 and July 1, beginning on January 1, 2004 for the Series L exchange bonds; and



                                 January 15 and July 15, beginning on January
                                 15, 2004 for the Series M exchange bonds.


Ranking.......................   The exchange bonds will be secured obligations
                                 of CenterPoint Houston under the general mortgage indenture dated October 10, 2002, as supplemented, and will be subject and junior to the prior lien of our first mortgage bonds. As of June 30, 2003, there was $498.9 million of first mortgage bonds outstanding, including
                                 $396.5 million of first mortgage bonds (not reflected in our financial statements because of the contingent nature of the obligation) collateralizing debt at our parent company.

                                 The exchange bonds will rank on a parity with our other general mortgage bonds. As of the date of this prospectus, we have $3.1 billion of general mortgage bonds outstanding, including $527.2 million of general mortgage bonds (not reflected in our financial statements because of the contingent nature of the obligation) collateralizing debt at our parent company.

Optional Redemption...........   We may redeem all or a part of the exchange
                                 bonds at any time and from time to time by paying the greater of (a) 100% of the principal thereof and (b) the applicable "make-whole" amount based on U.S. treasury rates as specified in this prospectus under "Description of the Exchange Bonds -- Optional Redemption."

Lack of Public Markets for the
Exchange Bonds................   There is no existing market for the exchange
                                 bonds. We cannot provide any assurance about:

                                 - the liquidity of any markets that may develop
                                   for the exchange bonds;

                                 - your ability to sell the exchange bonds; and

                                 - the prices at which you will be able to sell
                                   the exchange bonds.

                                 Future trading prices of the exchange bonds will depend on many factors, including:

                                 - prevailing interest rates;

                                 - our operating results;

                                 - the ratings of the exchange bonds; and

                                 - the market for similar securities.


                                 Except for the Series K exchange bonds that have been accepted for listing on the New York Stock Exchange, we do not intend to apply for listing of the exchange bonds on any securities exchange or for quotation of the exchange bonds in any automated dealer quotation system.



Limitations on Secured Debt...   As of the date of this prospectus, we are
                                 contractually prohibited, subject to certain exceptions including prior approval, under a collateralized term loan maturing in 2005 from issuing incremental secured debt in excess of $200 million. In addition, we are contractually prohibited, subject to certain exceptions, from issuing additional first mortgage bonds, whether or not incremental.


Risk Factors..................   You should consider carefully all of the
                                 information set forth in this prospectus and, in particular, you should evaluate the specific factors set forth under "Risk Factors" beginning on page 15 of this prospectus.


Governing Law.................   The indenture and the exchange bonds are
                                 governed by, and construed in accordance with, the laws of the State of New York except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the indenture, or the exercise of remedies with respect to such portions of the mortgaged property.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following table sets forth our summary consolidated financial data for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 and the six months ended June 30, 2002 and 2003. This table should be read in conjunction with "Management's Narrative Analysis of Results of Operations," the consolidated financial statements and the related notes and the report of our independent auditors included in Exhibits 99.1 and 99.2 of our May 16, 2003 Form 8-K that is incorporated by reference in this prospectus, and "Management's Narrative Analysis of Results of Operations of CenterPoint Energy Houston Electric, LLC and Subsidiaries," the unaudited financial statements and the related notes included in our Second Quarter 2003 Form 10-Q that is incorporated by reference in this prospectus. In addition, the years ended December 31, 1998 and 1999 presented below contain certain reclassifications from amounts originally disclosed to reflect the Restructuring. The consolidated financial statements present our operations that were distributed to CenterPoint Energy as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."



                                                                                                SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                             JUNE 30,
                             --------------------------------------------------------------   ---------------------
                                1998         1999         2000         2001         2002         2002        2003
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
                                                                 (IN THOUSANDS)
REVENUES...................  $1,442,154   $1,666,726   $2,160,641   $2,099,872   $2,221,618   $1,096,402   $929,175
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
EXPENSES:
  Purchased power..........          --           --           --           --       66,348       55,932         --
  Operation and
    maintenance............     504,093      543,546      585,767      649,995      575,241      270,592    258,604
  Depreciation and
    amortization...........      68,437      273,551      356,523      299,204      270,799      129,580    132,849
  Taxes other than income
    taxes..................     251,350      247,328      283,802      287,318      212,988      111,921     97,487
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
      Total................     823,880    1,064,425    1,226,092    1,236,517    1,125,376      568,025    488,940
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
OPERATING INCOME...........     618,274      602,301      934,549      863,355    1,096,242      528,377    440,235
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
OTHER INCOME (EXPENSE):
  Interest expense and
    distribution on trust
    preferred securities...    (229,505)    (196,791)    (230,385)    (233,344)    (284,898)    (127,666)  (182,543)
  Other, net...............      15,195       14,516       20,190       43,755       21,988        7,569     17,025
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
      Total................    (214,310)    (182,275)    (210,195)    (189,589)    (262,910)    (120,097)  (165,518)
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES, EXTRAORDINARY ITEM
  AND PREFERRED
  DIVIDENDS................     403,964      420,026      724,354      673,766      833,332      408,280    274,717
  Income Tax Expense.......     159,126      142,786      233,367      227,811      285,882      138,140     95,159
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
INCOME FROM CONTINUING
  OPERATIONS BEFORE
  EXTRAORDINARY ITEM AND
  PREFERRED DIVIDENDS......     244,838      277,240      490,987      445,955      547,450      270,140    179,558
  Income (Loss) from
    Discontinued
    Operations, net of
    tax....................    (385,930)     738,678      (43,487)     534,604      131,949       (2,890)        --
  Extraordinary Gain.......          --      466,552           --           --           --           --         --
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
INCOME (LOSS) BEFORE
  PREFERRED DIVIDENDS......    (141,092)   1,482,470      447,500      980,559      679,399      267,250    179,558
PREFERRED DIVIDENDS........         390          389          389          858           --           --         --
                             ----------   ----------   ----------   ----------   ----------   ----------   --------
NET INCOME (LOSS)..........  $ (141,482)  $1,482,081   $  447,111   $  979,701   $  679,399   $  267,250   $179,558
                             ==========   ==========   ==========   ==========   ==========   ==========   ========

                                                           AS OF DECEMBER 31,                             AS OF
                                   ------------------------------------------------------------------    JUNE 30,
                                      1998          1999          2000          2001          2002         2003
                                   -----------   -----------   -----------   -----------   ----------   ----------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:(a)
  Total Assets...................  $19,138,522   $26,533,592   $31,977,433   $30,943,937   $9,081,044   $9,653,076
  Property, Plant and Equipment,
    net of accumulated
    depreciation of $1,473
    million, $1,517 million,
    $1,442 million, $2,146
    million, $2,123 million and
    $2,195 million as of December
    31, 1998, 1999, 2000, 2001
    and 2002, and June 30, 2003,
    respectively.................    3,589,193     4,064,460     4,401,232     4,065,140    3,837,232    3,821,450
  Total Debt(b)..................    2,783,042     2,988,747     3,104,459     3,761,785    3,791,415    3,946,042
  Total Debt excluding Series
    2001-1 Transition Bonds......    2,783,042     2,988,747     3,104,459     3,013,202    3,055,888    3,216,616


---------------

(a)  2002 Balance Sheet Data reflects the Restructuring in August 2002.

(b) Includes short-term debt, long-term debt and current maturities of long-term debt. Includes transition bonds of $749 million, $736 million and $729 million as of December 31, 2001 and 2002, and June 30, 2003, respectively.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth ratios of earnings to fixed charges for each of the periods indicated, calculated pursuant to SEC rules. Earnings from continuing operations in 2002 and the six months ended June 30, 2002 and 2003 include $697 million, $311 million and $233 million, respectively, of non-cash ECOM true-up.

                                                                                    SIX MONTHS
                                                                                       ENDED
                                                     YEAR ENDED DECEMBER 31,         JUNE 30,
                                                 --------------------------------   -----------
                                                 1998   1999   2000   2001   2002   2002   2003
                                                 ----   ----   ----   ----   ----   ----   ----
Ratio of earnings from continuing operations to
  fixed charges(a).............................  2.73   3.01   4.06   3.79   3.86   4.10   2.48

---------------

(a) We do not believe that the ratios for the six-month periods are necessarily indicative of the ratios for the twelve-month periods because of the seasonal nature of our business.

                                  RISK FACTORS

     There are many risks that may affect your investment in the exchange bonds. Some of these risks, but not all of them, are listed below. You should carefully consider these risks as well as the other information included or incorporated by reference in this prospectus before exchanging your outstanding bonds.

RISK FACTORS RELATING TO THE EXCHANGE OFFER


  IF YOU FAIL TO EXCHANGE YOUR OUTSTANDING BONDS, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT AND THE MARKET VALUE OF YOUR OUTSTANDING BONDS MAY BE ADVERSELY AFFECTED BECAUSE THEY MAY BE MORE DIFFICULT TO SELL.


     If you do not exchange your outstanding bonds for exchange bonds under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding bonds. In general, the outstanding bonds may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreements, we do not intend to register resales of the outstanding bonds under the Securities Act of 1933.

     Tenders of outstanding bonds under the exchange offer will reduce the aggregate principal amount of the unregistered bonds outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of any outstanding bonds that you continue to hold following completion of the exchange offer due to a reduction in liquidity.

PRINCIPAL RISK FACTORS ASSOCIATED WITH OUR BUSINESS


  WE MAY NOT BE SUCCESSFUL IN RECOVERING THE FULL VALUE OF OUR STRANDED COSTS AND REGULATORY ASSETS RELATED TO GENERATION.


     We are entitled to recover our stranded costs (the excess of regulatory net book value of generation assets, as defined by the Texas electric restructuring law, over the market value of those assets) and our regulatory assets related to generation. We expect to make a filing on March 31, 2004 in a true-up proceeding provided for by the Texas electric restructuring law. The purpose of this proceeding will be to quantify and reconcile:

     - the amount of stranded costs;

     - regulatory assets that were not previously recovered through the issuance of securitization bonds by a subsidiary;

     - differences in the prices achieved in the state-mandated auctions of Texas Genco's generation capacity and Texas Utility Commission estimates;

     - fuel over- or under-recovery; and

     - the "price to beat" clawback.

     We will be required to establish and support the amounts of these costs in order to recover them. We expect these costs to be substantial. We cannot assure you that we will be able to successfully establish and support our estimates of the amount of these costs. Our $1.3 billion collateralized term loan that matures in November 2005 is expected to be repaid or refinanced with the proceeds from the issuance of securitization bonds to recover our stranded costs and the balance of our regulatory assets. If we do not receive the proceeds on or before the maturity date, our ability to repay or refinance this term loan will be adversely affected.

     The Texas Utility Commission's ruling that the true-up proceeding filing will be made on March 31, 2004 means that the calculation of the market value of the Texas Genco common stock for purposes of the Texas Utility Commission's stranded cost determination might be more or less than the purchase price calculated under the option held by Reliant Resources to purchase our 81% ownership interest in Texas

Genco. The purchase price under the option will be based on market prices during the 120 trading days ending on January 9, 2004, but under the filing schedule prescribed by the Texas Utility Commission, the value of that ownership interest for the stranded cost determination will be based on market prices during the 120 trading days ending on March 30, 2004. If Reliant Resources exercises its option at a lower price than the market value used by the Texas Utility Commission, we would be unable to recover the difference.

     It is not clear whether Reliant Resources will exercise its option to purchase the common stock of Texas Genco that CenterPoint Energy owns. If Reliant Resources does not exercise its option, CenterPoint Energy will have to pursue an alternative strategy to monetize Texas Genco. CenterPoint Energy may not be able to monetize its interest in Texas Genco under any alternative strategy on terms as favorable as those provided by the Reliant Resources option or as quickly as under the option. In addition, delays in monetization may increase the risk that the value of the ownership interest used in the stranded cost determination, which is to be based on market prices for Texas Genco common stock during the 120 trading days ending on March 30, 2004, will be higher than the proceeds received in the monetization process.


  OUR RECEIVABLES ARE CONCENTRATED IN A SMALL NUMBER OF RETAIL ELECTRIC
  PROVIDERS.


     Our receivables from the distribution of electricity are collected from retail electric providers that supply the electricity we distribute to their customers. Currently, we do business with approximately 31 retail electric providers. Adverse economic conditions, structural problems in the new ERCOT market or financial difficulties of one or more retail electric providers could impair the ability of these retail providers to pay for our services or could cause them to delay such payments. We depend on these retail electric providers to remit payments timely to us. Any delay or default in payment could adversely affect our cash flows, financial condition and results of operations. Approximately 78% of our $119 million in receivables from retail electric providers at June 30, 2003 was owed by subsidiaries of Reliant Resources. Our financial condition may be adversely affected if Reliant Resources is unable to meet these obligations. Reliant Resources, through its subsidiaries, is our largest customer. Pursuant to the Texas electric restructuring law, Reliant Resources may be obligated to make a large "price to beat" clawback payment to us in 2004. We expect the clawback, if any, to be applied against any stranded cost recovery to which we are entitled or, if no stranded costs are recoverable, to be refunded to retail electric providers.


  RATE REGULATION OF OUR BUSINESS MAY DELAY OR DENY OUR FULL RECOVERY OF OUR COSTS.


     Our rates are regulated by certain municipalities and the Texas Utility Commission based on an analysis of our invested capital and expenses incurred in a test year. Thus, the rates we are allowed to charge may not match our expenses at any given time. While rate regulation in Texas is premised on providing a reasonable opportunity to recover reasonable and necessary operating expenses and to earn a reasonable return on our invested capital, there can be no assurance that the Texas Utility Commission will judge all of our costs to be reasonable or necessary or that the regulatory process in which rates are determined will always result in rates that will produce full recovery of our costs.


  DISRUPTIONS AT POWER GENERATION FACILITIES OWNED BY THIRD PARTIES COULD INTERRUPT OUR SALES OF TRANSMISSION AND DISTRIBUTION SERVICES.


     We depend on power generation facilities owned by third parties to provide retail electric providers with electric power which we transmit and distribute to our customers. We do not own or operate any power generation facilities. If power generation is disrupted or if power generation capacity is inadequate, our services may be interrupted, and our results of operations, financial condition and cash flows may be adversely affected.

  OUR REVENUES AND RESULTS OF OPERATIONS ARE SEASONAL.


     A portion of our revenues is derived from rates that we collect from each retail electric provider based on the amount of electricity we distribute on behalf of each retail electric provider. Thus, our revenues and results of operations are subject to seasonality, weather conditions and other changes in electricity usage, with revenues being higher during the warmer months.

RISK FACTORS ASSOCIATED WITH OUR FINANCIAL CONDITION


  IF WE ARE UNABLE TO ARRANGE FUTURE FINANCINGS ON ACCEPTABLE TERMS, OUR ABILITY TO FUND FUTURE CAPITAL EXPENDITURES AND REFINANCE EXISTING INDEBTEDNESS COULD BE LIMITED.


     As of June 30, 2003, we had $3.7 billion of outstanding indebtedness, including approximately $17 million of debt that must be refinanced in 2003. In addition, the capital constraints and other factors currently impacting our business may require our future indebtedness to include terms that are more restrictive or burdensome than those of our current indebtedness. These terms may negatively impact our ability to operate our business or adversely affect our financial condition and results of operations. The success of our future financing efforts may depend, at least in part, on:

     - general economic and capital market conditions;

     - credit availability from financial institutions and other lenders;

     - investor confidence in us and the market in which we operate;

     - maintenance of acceptable credit ratings by us and by CenterPoint Energy;

     - market expectations regarding our future earnings and probable cash flows;

     - market perceptions of our ability to access capital markets on reasonable terms;

     - our exposure to Reliant Resources as our customer and in connection with Reliant Resources' indemnification obligations arising in connection with its separation from CenterPoint Energy;

     - provisions of relevant tax and securities laws; and

     - our ability to obtain approval of financing transactions under the 1935 Act.


     As of the date of this prospectus, we have $3.1 billion principal amount of general mortgage bonds outstanding. We may issue additional general mortgage bonds on the basis of retired bonds, 70% of property additions or cash deposited with the trustee. Although approximately $380 million (after taking into account the issuance of $300 million aggregate principal amount of general mortgage bonds on September 9, 2003) of additional general mortgage bonds could be issued on the basis of retired bonds and property additions existing as of June 30, 2003, we have agreed under the $1.3 billion collateralized term loan maturing in 2005, as amended, to not issue, subject to certain exceptions including prior approval, any incremental secured debt in excess of $200 million. In addition, we are contractually prohibited, subject to certain exceptions, from issuing additional first mortgage bonds, whether or not incremental.


     Our current credit ratings are discussed in "Management's Narrative Analysis of Results of Operations of CenterPoint Energy Houston Electric, LLC and Subsidiaries -- Liquidity -- Impact on Liquidity of a Downgrade in Credit Ratings" in Item 2 of Part I of our Second Quarter 2003 Form 10-Q. We cannot assure you that these credit ratings will remain in effect for any given period of time or that one or more of these ratings will not be lowered or withdrawn entirely by a rating agency. We note that these credit ratings are not recommendations to buy, sell or hold our securities. Each rating should be evaluated independently of any other rating. Any future reduction or withdrawal of one or more of our credit ratings could have a material adverse impact on our ability to access capital on acceptable terms.

  AN INCREASE IN SHORT-TERM INTEREST RATES COULD ADVERSELY AFFECT OUR CASH
  FLOWS.


     As of June 30, 2003, we had $1.5 billion of outstanding floating-rate debt owed to third parties. Because of capital constraints impacting our business at the time $1.3 billion of this floating-rate debt was entered into, the interest rates are substantially above our historical borrowing rates. In addition, any floating-rate debt issued by us in the future could be at interest rates substantially above our historical borrowing rates. While we may seek to use interest rate swaps in order to hedge portions of our floating-rate debt, we may not be successful in obtaining hedges on acceptable terms. Any increase in short-term interest rates would result in higher interest costs and could adversely affect our results of operations, financial condition and cash flows.


  THE FINANCIAL CONDITION AND LIQUIDITY OF OUR PARENT COMPANY COULD AFFECT OUR ACCESS TO CAPITAL, OUR CREDIT STANDING AND OUR FINANCIAL CONDITION.



     Our ratings and credit may be impacted by CenterPoint Energy's credit standing. CenterPoint Energy and its subsidiaries other than us have approximately $157 million of debt required to be paid in 2003. This amount excludes amounts related to capital leases, securitization debt and indexed debt securities obligations. We cannot assure you that CenterPoint Energy and its other subsidiaries will be able to pay or refinance these amounts. If CenterPoint Energy were to experience a deterioration in its credit standing or liquidity difficulties, our access to credit and our ratings could be adversely affected and the repayment of a note receivable from CenterPoint Energy in the amount of $815 million as of June 30, 2003 could be adversely affected.



  WE ARE A WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY. CENTERPOINT ENERGY CAN EXERCISE SUBSTANTIAL CONTROL OVER OUR BUSINESS AND OPERATIONS AND COULD DO SO IN A MANNER THAT IS ADVERSE TO OUR INTERESTS.


     We are managed by officers and employees of CenterPoint Energy. Our management will make determinations with respect to the following:

     - decisions on our financings and our capital raising activities;

     - mergers or other business combinations; and

     - our acquisition or disposition of assets.

     There are no contractual restrictions on our ability to pay dividends to CenterPoint Energy. Our management could decide to increase our dividends to CenterPoint Energy to support its cash needs. This could adversely affect our liquidity. Under the 1935 Act, our ability to pay dividends is restricted by the SEC's requirement that common equity as a percentage of total capitalization must be at least 30% after the payment of any dividend.

OTHER RISKS


  WE COULD INCUR LIABILITIES ASSOCIATED WITH BUSINESSES AND ASSETS WE HAVE TRANSFERRED TO OTHERS.


     Under some circumstances, we could incur liabilities associated with assets and businesses we no longer own. These assets and businesses were previously owned by Reliant Energy directly or through subsidiaries and include:

     - those transferred to Reliant Resources or its subsidiaries in connection with the organization and capitalization of Reliant Resources prior to its initial public offering in 2001;

     - those transferred to Texas Genco in connection with its organization and capitalization; and

     - those transferred to CenterPoint Energy in connection with the Restructuring.

     In connection with the organization and capitalization of Reliant Resources, Reliant Resources and its subsidiaries assumed liabilities associated with various assets and businesses Reliant Energy transferred to them. Reliant Resources also agreed to indemnify, and cause the applicable transferee subsidiaries to indemnify, CenterPoint Energy and its subsidiaries, including us, with respect to liabilities associated with the transferred assets and businesses. The indemnity provisions were intended to place sole financial responsibility on Reliant Resources and its subsidiaries for all liabilities associated with the current and historical businesses and operations of Reliant Resources, regardless of the time those liabilities arose. If Reliant Resources is unable to satisfy a liability that has been so assumed in circumstances in which Reliant Energy has not been released from the liability in connection with the transfer, we could be responsible for satisfying the liability.

     Reliant Resources reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 that as of June 30, 2003 it had $7.7 billion of total debt and its unsecured debt ratings are currently below investment grade. If Reliant Resources is unable to meet its obligations, it would need to consider, among various options, restructuring under the bankruptcy laws, in which event Reliant Resources might not honor its indemnification obligations and claims by Reliant Resources' creditors might be made against us as its former owner.

     Reliant Energy and Reliant Resources are named as defendants in a number of lawsuits arising out of power sales in California and other West Coast markets and financial reporting matters. Although these matters relate to the business and operations of Reliant Resources, claims against Reliant Energy have been made on grounds that include the effect of Reliant Resources' financial results on Reliant Energy's historical financial statements and liability of Reliant Energy as a controlling shareholder of Reliant Resources. We could incur liability if claims in one or more of these lawsuits were successfully asserted against us and indemnification from Reliant Resources were determined to be unavailable or if Reliant Resources were unable to satisfy indemnification obligations owed to us with respect to those claims.

     In connection with the organization and capitalization of Texas Genco, Texas Genco assumed liabilities associated with the electric generation assets Reliant Energy transferred to it. Texas Genco also agreed to indemnify, and cause the applicable transferee subsidiaries to indemnify, CenterPoint Energy and its subsidiaries, including us, with respect to liabilities associated with the transferred assets and businesses. In many cases the liabilities assumed were held by us and we were not released by third parties from these liabilities. The indemnity provisions were intended generally to place sole financial responsibility on Texas Genco and its subsidiaries for all liabilities associated with the current and historical businesses and operations of Texas Genco, regardless of the time those liabilities arose. If Texas Genco were unable to satisfy a liability that had been so assumed or indemnified against, and provided Reliant Energy had not been released from the liability in connection with the transfer, we could be responsible for satisfying the liability.

  IF THE ERCOT MARKET DOES NOT FUNCTION IN THE MANNER CONTEMPLATED BY THE TEXAS ELECTRIC RESTRUCTURING LAW, OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS COULD BE ADVERSELY IMPACTED.

     The competitive electric market in Texas became fully operational in January 2002, and none of the Texas Utility Commission, ERCOT, other market participants or us has any significant operating history under the market framework created by the Texas electric restructuring law. The initiatives under the Texas electric restructuring law have had a significant impact on the nature of the electric power industry in Texas and the manner in which participants in the ERCOT market conduct their business. These changes are ongoing, and we cannot predict the future development of the ERCOT market or the ultimate effect that this changing regulatory environment will have on our business.

     Some restructured markets in other states have experienced supply problems and extreme price volatility. If the ERCOT market does not function as intended by the Texas electric restructuring law, our results of operations, financial condition and cash flows could be adversely affected. In addition, any market failures could lead to revisions or reinterpretations of the Texas electric restructuring law, the adoption of new laws and regulations applicable to us or our facilities and other future changes in laws and regulations that may have a detrimental effect on our business.

  WE, AS A SUBSIDIARY OF CENTERPOINT ENERGY, A PUBLIC UTILITY HOLDING COMPANY, ARE SUBJECT TO REGULATION UNDER THE 1935 ACT. THE 1935 ACT AND RELATED RULES AND REGULATIONS IMPOSE A NUMBER OF RESTRICTIONS ON OUR ACTIVITIES.


     CenterPoint Energy and its subsidiaries, including us, are subject to regulation by the SEC under the 1935 Act. The 1935 Act, among other things, limits the ability of a holding company and its subsidiaries to issue debt and equity securities without prior authorization, restricts the source of dividend payments to funds from current and retained earnings without prior authorization, regulates sales and acquisitions of certain assets and businesses and governs affiliate transactions.

     The Orders relating to financing activities are effective until June 30, 2005. Although authorized levels of financing, together with current levels of liquidity, are believed to be adequate during the period the order is effective, unforeseen events could result in capital needs in excess of authorized amounts, necessitating further authorization from the SEC. Approval of filings under the 1935 Act can take extended periods.

     The United States Congress is currently considering legislation which has a provision that would repeal the 1935 Act. We cannot predict at this time whether this legislation or any variation thereof will be adopted or, if adopted, the effect of any such law on our business.

  WE DO NOT MAINTAIN INSURANCE COVERAGE ON OUR TRANSMISSION AND DISTRIBUTION SYSTEM. INSUFFICIENT INSURANCE COVERAGE AND INCREASED INSURANCE COSTS COULD ADVERSELY IMPACT OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

     In common with other companies in our line of business that serve coastal regions, we do not have insurance covering our transmission and distribution system because we believe it to be cost prohibitive. If we were to sustain any loss of or damage to our transmission and distribution properties, we would be entitled to seek to recover such loss or damage through a change in our regulated rates, although there is no assurance that we would ultimately obtain any such rate recovery or that any such rate recovery would be timely granted. Therefore, we cannot assure you that we will be able to restore any loss of or damage to any of our transmission and distribution properties without negative impact on our results of operations, financial condition and cash flows.


  TECHNOLOGICAL CHANGE MAY MAKE ALTERNATIVE ENERGY SOURCES MORE ATTRACTIVE AND MAY ADVERSELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.


     The continuous process of technological development may result in the introduction to retail customers of economically attractive alternatives to purchasing electricity through our distribution facilities. Manufacturers of self-generation facilities continue to develop smaller-scale, more-fuel-efficient generating units that can be cost-effective options for some retail customers with smaller electric energy requirements. Any reduction in the amount of electric energy we distribute as a result of these technologies may have an adverse impact on our results of operations, financial condition and cash flows in the future.


  OUR REVENUES AND RESULTS OF OPERATIONS ARE SUBJECT TO RISKS THAT ARE BEYOND OUR CONTROL, INCLUDING BUT NOT LIMITED TO FUTURE TERRORIST ATTACKS OR RELATED ACTS OF WAR.


     The cost of repairing damage to our facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events, in excess of reserves established for such repairs, may adversely impact our results of operations, financial condition and cash flows. The occurrence or risk of occurrence of future terrorist activity may impact our results of operations, financial condition and cash flows in unpredictable ways. These actions could also result in adverse changes in the insurance markets and disruptions of power and fuel markets. In addition, our transmission and distribution facilities could be directly or indirectly harmed by future terrorist activity. The occurrence or risk of occurrence of future terrorist attacks or related acts of war could also adversely affect the United States economy. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues and margins and limit our future growth prospects. Also, these risks could cause instability in the financial markets and adversely affect our ability to access capital.

RISKS RELATED TO THE EXCHANGE BONDS


  WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE BONDS.



     The exchange bonds will be new securities for which currently there is no established trading market. The Series K exchange bonds have been accepted for listing on the New York Stock Exchange. We cannot assure you that a trading market will develop for each series of exchange bonds not listed. Even if a market for each series of exchange bonds does develop, and with respect to the Series K exchange bonds, we cannot assure you that there will be liquidity in that market or that each series of exchange bonds might not trade for less than their original value or face amount. If a liquid market for each series of exchange bonds does not develop, you may be unable to resell such exchange bonds for a long period of time, if at all. This means you may not be able to readily convert your exchange bonds into cash, and the exchange bonds may not be accepted as collateral for a loan.


     Even if a market for each series of exchange bonds develops, trading prices could be higher or lower than the initial offering prices. The prices of each series of exchange bonds will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of each series of exchange bonds, independent of our financial performance.


  THE INDENTURE LIMITS THE ABILITY OF SECURITY HOLDERS TO BRING SUIT, WAIVE DEFAULTS AND AMEND THE INDENTURE.



     The indenture under which the exchange bonds will be issued provides that the consent of holders of certain minimum percentages of the aggregate principal amount of exchange bonds and additional general mortgage bonds outstanding under the indenture is required to waive certain defaults, bring suit and, with exceptions, amend the indenture. Your consent to such actions will not be effective unless consents are received from the holders of the required minimum amount of such exchange bonds and other general mortgage bonds. Further, even if you do not consent to such actions, those actions may still be taken if consented to by the holders of the required minimum amount of such exchange bonds and other general mortgage bonds.


     The indenture provides that the trustee or the holders of 33% or more in aggregate principal amount of exchange bonds and additional general mortgage bonds outstanding under the indenture may declare the principal amount of the exchange bonds and additional general mortgage bonds to be due and payable immediately, if an event of default shall occur and be continuing.

                               PRIVATE PLACEMENT


     We issued $450,000,000 principal amount of the Series J outstanding bonds and $312,275,000 principal amount of Series K outstanding bonds on March 18, 2003, $200,000,000 principal amount of the Series L outstanding bonds on May 23, 2003 and $300,000,000 principal amount of the Series M outstanding bonds on September 9, 2003 to the initial purchasers of those respective series of outstanding bonds and received proceeds, after deducting the discount to the initial purchasers, equal to 98.982%, 98.552%, 98.960% and 99.104% of the respective principal amounts. We issued each series of outstanding bonds to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act of 1933. The initial purchasers then offered and resold the outstanding bonds to qualified institutional buyers or non-U.S. persons in compliance with Regulation S under the Securities Act of 1933 initially at the following prices:


     - 99.632% of the principal amount of the Series J outstanding bonds;


     - 99.427% of the principal amount of the Series K outstanding bonds;

     - 99.835% of the principal amount of the Series L outstanding bonds; and



     - 99.754% of the principal amount of the Series M outstanding bonds.



     We received net proceeds, after deducting discounts, commissions, and other expenses of the offering of the outstanding bonds payable by us, of $753,172,258 from the offering and sale of the Series J outstanding bonds and Series K outstanding bonds, $197,920,000 from the offering and sale of the Series L outstanding bonds and $297,312,000 from the offering and sale of the Series M outstanding bonds.


     The net proceeds from the offering of the Series J outstanding bonds and the Series K outstanding bonds were used to:

     - deposit $150 million with the trustee of CenterPoint Energy's medium-term notes to repay at maturity all outstanding medium-term notes. Upon such deposit, the trustee released to us for cancellation $150 million of our first mortgage bonds that were being held as security for the medium-term notes. The use of such deposited cash to repay the medium-term notes at maturity were deemed to repay in full all amounts outstanding under a $150 million intercompany note to CenterPoint Energy that matured in April 2003 and bore interest at a rate of 6.5% per annum;

     - optionally redeem all of our $62.3 million principal amount of 8.75% first mortgage bonds due March 1, 2022, plus pay a $2.2 million redemption premium;


     - optionally redeem all of our $250 million principal amount of 7.75% first mortgage bonds due March 15, 2023, plus pay a $9.4 million redemption premium; and



     - repay to CenterPoint Energy $278.6 million of outstanding principal under a long term note bearing interest at a rate of 5.9% and maturing on January 1, 2028.


     The net proceeds from the offering of the Series L outstanding bonds were used, together with other funds, to optionally redeem all of our $200 million principal amount of 7.50% first mortgage bonds due July 1, 2023, plus pay a $7.0 million redemption premium.


     The net proceeds from the offering of the Series M outstanding bonds were used to:



     - repay to CenterPoint Energy $257.5 million of outstanding principal under a long term note bearing interest at a rate of 5.9% and maturing on January 1, 2028; and



     - repay to certain of our affiliates $39.8 million of money pool borrowings bearing interest at a rate of approximately 6.2%.


                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange bonds. In consideration for issuing the exchange bonds, we will receive in exchange a like principal amount of outstanding bonds. The outstanding bonds surrendered in exchange for the exchange bonds will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange bonds will not result in any change in our capitalization.

                                 CAPITALIZATION


     The following table sets forth our short-term debt and capitalization as of June 30, 2003: (1) on an actual basis; and (2) on an as adjusted basis, after giving effect to the issuance on September 9, 2003 of $300,000,000 principal amount of 5.75% General Mortgage Bonds, Series M, due 2014 and the use of the net proceeds therefrom as if these transactions had occurred as of June 30, 2003. This table should be read in conjunction with our consolidated financial statements and related notes thereto and "Management's Narrative Analysis of Results of Operations" included in Exhibits 99.2 and 99.1, respectively, of our May 16, 2003 Form 8-K that is incorporated by reference in this prospectus, and the unaudited financial statements and related notes thereto and "Management's Narrative Analysis of Results of Operations of CenterPoint Energy Houston Electric, LLC and Subsidiaries" included in our Second Quarter 2003 Form 10-Q that is incorporated by reference in this prospectus.



                                                                  JUNE 30, 2003
                                                        ---------------------------------
                                                        ACTUAL      AS ADJUSTED       %
                                                        ------      -----------      ----
                                                             (IN MILLIONS)
Short-Term Debt:
  Short-Term Borrowings from Money Pool..............   $  190        $  150          2.3%
  Current Portion of Notes Payable -- Affiliated
     Companies, net..................................       17            17          0.3
  Current Portion of Transition Bonds................       26            26          0.4
                                                        ------        ------         ----
       Total Short-Term Debt.........................      233           193          3.0
                                                        ------        ------         ----
Long-Term Debt:
  Term Loan..........................................    1,310         1,310         20.3
  First Mortgage Bonds...............................      102           102          1.6
  General Mortgage Bonds.............................      961         1,260         19.5
  Transition Bonds...................................      703           703         10.9
  Notes Payable -- Affiliated Companies, net.........      637           380          5.9
                                                        ------        ------         ----
       Total Long-Term Debt..........................    3,713         3,755         58.2
                                                        ------        ------         ----
     Total Debt......................................    3,946         3,948         61.2
                                                        ------        ------         ----
Member's Equity......................................    2,504         2,504         38.8
                                                        ------        ------         ----
     Total Capitalization and Short-Term Debt........   $6,450        $6,452          100%
                                                        ======        ======         ====

                               THE EXCHANGE OFFER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     In connection with the sale of each series of outstanding bonds, we entered into a registration rights agreement with the initial purchasers of such series of outstanding bonds. In each such agreement, we agreed to file a registration statement relating to an offer to exchange each series of outstanding bonds for the exchange bonds of that series. We also agreed to use our reasonable commercial efforts to complete the exchange offer within 315 days after the date of issuance of each series of outstanding bonds. We are offering the exchange bonds under this prospectus in an exchange offer for the outstanding bonds to satisfy our obligations under the registration rights agreements. We refer to our offer to exchange the exchange bonds for the outstanding bonds as the "exchange offer."



     The exchange offer consists of separate, independent offers for each series of outstanding bonds. The exchange bonds of a series will have terms substantially identical to the outstanding bonds of that series, except that the exchange bonds will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations under the relevant registration rights agreement. The exchange bonds of a series will vote together with the outstanding bonds of that series not exchanged on all matters on which holders of the outstanding bonds and exchange bonds of such series are entitled to vote. The Series K and Series J outstanding bonds were issued on March 18, 2003, the Series L outstanding bonds were issued on May 23, 2003 and the Series M outstanding bonds were issued on September 9, 2003.


RESALE OF EXCHANGE BONDS

     Based on interpretations of the SEC staff in "no-action letters" to third parties, we believe that each exchange bond issued in the exchange offer may be offered for resale, resold and transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933;

     - you acquire such exchange bonds in the ordinary course of your business; and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange bonds.

     The SEC has not, however, considered the legality of our exchange offer in the context of a "no-action letter," and there can be no assurance that the staff of the SEC would make a similar determination with respect to our exchange bonds as it has in other interpretations to other parties.

     If you tender your outstanding bonds with the intention of participating in any manner in a distribution of the exchange bonds, you:

     - cannot rely on the interpretations of the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction of the outstanding bonds.

     Unless an exemption from registration is otherwise available, the resale by any bondholder intending to distribute exchange bonds should be covered by an effective registration statement under the Securities Act of 1933 containing the selling bondholder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act of 1933. This prospectus may be used for an offer to resell, resale or other retransfer of exchange bonds only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements should result in that holder incurring liability for which it is not indemnified by us. With respect to broker-dealers, only those that acquired the outstanding bonds for their own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange bonds for its own account in exchange for outstanding bonds, where such outstanding bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange bonds. Please read "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding bonds of a series properly tendered and not withdrawn prior to the expiration date of the exchange offer for exchange bonds of that series. We will issue $1,000 principal amount of exchange bonds of the relevant series in exchange for each $1,000 principal amount of similar outstanding bonds surrendered under the exchange offer. Outstanding bonds may be tendered only in integral multiples of $1,000.



     The exchange offer for outstanding bonds of each series is not conditioned upon any minimum aggregate principal amount of outstanding bonds being tendered for exchange or upon the consummation of the exchange offer for outstanding bonds of any other series.



     As of the date of this prospectus, there is approximately $1.3 billion principal amount of outstanding bonds. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding bonds. There will be no fixed record date for determining registered holders of outstanding bonds entitled to participate in the exchange offer.


     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding bonds that are not tendered for exchange in the exchange offer:

     - will remain outstanding;

     - will continue to accrue interest; and


     - will be entitled to the rights and benefits that holders have under the indenture and, if applicable, the relevant registration rights agreement.



However, these outstanding bonds will not be freely tradable. Except as specified in the registration rights agreements, we are not obligated to, nor do we currently anticipate that we will register the outstanding bonds under the Securities Act of 1933. Please read "-- Consequences of Failure to Exchange" below.


     We will be deemed to have accepted for exchange properly tendered outstanding bonds when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the relevant registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange bonds from us.

     If you tender outstanding bonds in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding bonds. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "-- Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

     We will return any outstanding bonds that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE


     The Exchange Offer for outstanding bonds of each series will expire at 5:00
p.m., New York City time, on           , 2003, unless in our sole discretion we
extend it.



EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT



     We expressly reserve the right, at any time or from time to time, at our discretion, to extend the period of time during which the exchange offer for any series of outstanding bonds is open. We may extend that period for each series independently. We may delay acceptance for exchange of any outstanding bonds of a series by giving oral or written notice of the extension to their holders. During any such extensions, all outstanding bonds of that series you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.


     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.


     If any of the conditions described below under "-- Conditions to the Exchange Offer" has not been satisfied with respect to the exchange offer for any series of outstanding bonds, we reserve the right, in our sole discretion:



     - to delay accepting for exchange any outstanding bonds of that series;



     - to extend the exchange offer for that series; or



     - to terminate the exchange offer for that series.



     We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offer for any series in any manner.



     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding bonds of the series affected. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding bonds of the series affected. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.


     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange bonds of a series for, any outstanding bonds of that series, and we may terminate the exchange offer for that series as provided in this prospectus before accepting any outstanding bonds of that series for exchange, if in our reasonable judgment:

     - the exchange offer for that series, or the making of any exchange by a holder of outstanding bonds of that series, would violate any applicable law or any applicable interpretation of the staff of the SEC; or


     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer for that series that, in our judgment, would reasonably be expected to impair our ability to proceed with that exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding bonds of any holder that has not made to us:

     - the representations described under "-- Procedures for Tendering" and "Plan of Distribution" and in the letter of transmittal; and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange bonds under the Securities Act of 1933.


     We expressly reserve the right to amend or terminate the exchange offer for any series of outstanding bonds, and to reject for exchange any outstanding bonds not previously accepted for exchange in that exchange offer, upon the occurrence of any of the conditions to that exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding bonds of the series affected as promptly as practicable.


     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.


     In addition, we will not accept for exchange any outstanding bonds tendered, and will not issue exchange bonds in exchange for any such outstanding bonds, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus forms a part or the qualification of the indenture relating to the exchange bonds under the Trust Indenture Act of 1939.


PROCEDURES FOR TENDERING

  HOW TO TENDER GENERALLY

     Only a holder of outstanding bonds may tender such outstanding bonds in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

     To complete a physical tender, a holder must:

     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

     - mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; and

     - deliver the outstanding bonds to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary -- The Exchange Agent" prior to the expiration date.

     To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding bonds into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

     The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING BONDS, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING BONDS TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding bonds at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding bonds by causing DTC to transfer such outstanding bonds into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding bonds into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding bonds according to the guaranteed delivery procedures described below.

  TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender its outstanding bonds. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding bonds to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     An "agent's message" is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

     - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering outstanding bonds that are the subject of such book-entry confirmation;

     - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - we may enforce the agreement against such participant.

  HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

     If you beneficially own outstanding bonds that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those outstanding bonds, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding bonds, either:

     - make appropriate arrangements to register ownership of the outstanding bonds in your name; or

     - obtain a properly completed bond power from the registered holder of your outstanding bonds.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

SIGNATURES AND SIGNATURE GUARANTEES

     You must have signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders" guaranteed by an eligible institution unless the outstanding bonds are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the exchange bonds are being issued directly to the registered holder of the outstanding bonds tendered in the exchange offer for those exchange bonds; or

     - for the account of an eligible institution.

An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, in each case, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

     If a person other than the registered holder of any outstanding bonds signs the letter of transmittal, the outstanding bonds must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the outstanding bonds. An eligible institution must guarantee that signature.


     If the letter of transmittal or any outstanding bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.


DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding bonds and withdrawal of tendered outstanding bonds. Our determination will be final and binding. We reserve the absolute right to reject any outstanding bonds not properly tendered or any outstanding bonds our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding bonds. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of outstanding bonds must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding bonds, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding bonds will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding bonds received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE EXCHANGE BONDS

     In all cases, we will issue exchange bonds of the relevant series for similar outstanding bonds that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

     - such outstanding bonds or a timely book-entry confirmation of transfer of such outstanding bonds into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF OUTSTANDING BONDS NOT ACCEPTED OR EXCHANGED


     If we do not accept any tendered outstanding bonds of a series for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding bonds are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding bonds without expense to their tendering holder. In the case of outstanding bonds tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding bonds will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.


YOUR REPRESENTATIONS TO US

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange bonds received are being acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the outstanding bonds or the exchange bonds;

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable;


     - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange bonds;


     - if you are a broker-dealer, you are not tendering outstanding bonds acquired directly from us or one of our affiliates;

     - if you are a broker-dealer, you will receive the exchange bonds for your own account in exchange for outstanding bonds that you acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such exchange bonds; and


     - you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.


GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding bonds but they are not immediately available or if you cannot deliver your outstanding bonds, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:


     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution (any of such entities referred to herein as an "eligible institution");



     - prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:


      - stating your name and address, the registered number(s) of your outstanding bonds and the principal amount of outstanding bonds tendered;

      - stating that the tender is being made thereby; and


      - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the outstanding bonds or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by such eligible institution with the exchange agent; and


     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered outstanding bonds in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.


     If you wish to tender outstanding bonds pursuant to the guaranteed delivery procedures described in the letter of transmittal, you must ensure that the exchange agent receives the notice of guaranteed delivery prior to 5:00 p.m., New York City time, on the applicable expiration date. Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding bonds according to the guaranteed delivery procedures described above.


WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary -- The Exchange Agent;" or

     - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the outstanding bonds to be withdrawn;

     - identify the outstanding bonds to be withdrawn, including the registration number or numbers and the principal amount of such outstanding bonds;

     - be signed by the person who tendered the outstanding bonds in the same manner as the original signature on the letter of transmittal used to deposit those outstanding bonds or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender; and

     - specify the name in which such outstanding bonds are to be registered, if different from that of the person who tendered the outstanding bonds.

     If outstanding bonds have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding bonds and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding bonds so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding bonds that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding bonds tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding bonds will be credited to an account maintained with DTC for the outstanding bonds. This return or crediting will take place as soon as practicable after withdrawal. You may retender properly withdrawn outstanding bonds by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding bonds and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     - SEC registration fees for the exchange bonds;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees;

     - printing costs; and

     - related fees and expenses.

TRANSFER TAXES


     If you tender your outstanding bonds for exchange, you will not be required to pay any transfer taxes. We will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of outstanding bonds in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:


     - certificates representing exchange bonds or outstanding bonds for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding bonds tendered;

     - tendered outstanding bonds are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of outstanding bonds for exchange bonds in the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange bonds with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE


     If you do not exchange your outstanding bonds for exchange bonds in the exchange offer, or if you tender your outstanding bonds but subsequently withdraw them, you will remain subject to the existing restrictions on transfer of the outstanding bonds. In general, you may not offer or sell the outstanding bonds unless either the offer and sale is registered under the Securities Act of 1933 or the offer or sale is exempt from or not subject to registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding bonds under the Securities Act of 1933.



     The tender of outstanding bonds of a series in the exchange offer will reduce the outstanding principal amount of the outstanding bonds of that series. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any outstanding bonds of that series that you continue to hold.


ACCOUNTING TREATMENT


     We will amortize our expenses of the exchange offer relating to each series of outstanding bonds over the term of the exchange bonds of that series under generally accepted accounting principles.


OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may seek to acquire untendered outstanding bonds in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding bonds that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding bonds, except as required by the registration rights agreements.

                       DESCRIPTION OF THE EXCHANGE BONDS

GENERAL

     The exchange bonds will be issued under the General Mortgage Indenture (the "indenture"), dated as of October 10, 2002, between us and JPMorgan Chase Bank, as trustee (the "trustee"), as amended and supplemented. The descriptions under this heading and the heading "The Indenture" are summaries of the material provisions of the exchange bonds and the indenture. Such summaries do not purport to be complete and are qualified in their entirety by reference to the indenture and the exchange bonds. Copies of the indenture are available from us. We urge you to read the indenture because it, not this description, defines your rights as a holder of the exchange bonds. References to article and section numbers in this prospectus, unless otherwise indicated, are references to article and section numbers of the indenture


     As of the date of this prospectus, general mortgage bonds have been issued in an aggregate principal amount equal to $3.1 billion and additional general mortgage bonds may be issued under the indenture, without limitation as to aggregate principal amount, on the basis of property additions, retired bonds or cash deposited with the trustee. Please read "The Indenture -- Issuance of Indenture Bonds." The exchange bonds and these additional general mortgage bonds issued under the indenture are collectively referred to as the "indenture bonds."



     The Series J exchange bonds will bear interest at the rate of 5.70% per annum, the Series K exchange bonds will bear interest at the rate of 6.95% per annum, the Series L exchange bonds will bear interest at the rate of 5.60% per annum and the Series M exchange bonds will bear interest at the rate of 5.75% per annum. Interest on the exchange bonds is payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2004, for the Series J exchange bonds and the Series K exchange bonds, each January 1 and July 1, commencing January 1, 2004 for the Series L exchange bonds, and each January 15 and July 15, commencing January 15, 2004 for the Series M exchange bonds (each such date with respect to that series an "interest payment date"), to the persons in whose names they are registered at the close of business on the fifteenth calendar day preceding each interest payment date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise) will be payable to the registered bondholder to whom principal is payable.



     The Series J exchange bonds mature on March 15, 2013, the Series K exchange bonds mature on March 15, 2033, the Series L exchange bonds mature on July 1, 2023 and the Series M exchange bonds mature on January 15, 2014. The exchange bonds are subject to optional redemption before their maturity as described below. The exchange bonds are not entitled to the benefit of any sinking fund.


     The exchange bonds are initially issuable in book-entry form. Initially, Cede & Co., as nominee for The Depository Trust Company, or DTC, will be the registered owner of the exchange bonds and references herein to the bondholders, holders, owners or registered owners of the exchange bonds shall mean Cede & Co. and not the beneficial owners of the exchange bonds. Beneficial owners of the exchange bonds will not receive or have the right to receive bond certificates except as hereinafter provided. Please read "Book-Entry Delivery and Settlement."

INTEREST

     Interest on each exchange bond will be payable on each interest payment date for each such exchange bond for the period commencing on the next preceding interest payment date (or if no interest has been paid thereon, commencing on the date of issuance thereof) to, but not including, such interest payment date.

     If any interest payment date or the date of maturity falls on a day that is not a business day, all payments to be made on such day shall be made on the next succeeding business day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Any interest payable on any interest payment date other than maturity and not so punctually paid or duly provided for will cease to be payable to the person in whose name the exchange bond is registered at the close of business on the applicable regular record date and will instead be payable to the person in whose name the exchange bond (or one or more predecessor exchange bonds) is registered at the close of business on a special record date for the payment of such interest to be fixed by us, notice of which will be given to the registered holder of the exchange bond (or one or more predecessor exchange bonds) not less than 10 days prior to such special record date. (See Section 307)

PAYMENT OF EXCHANGE BONDS; TRANSFERS; EXCHANGES

     Interest, if any, on each exchange bond payable on each interest payment date will be paid to the person in whose name such exchange bond is registered (the registered holder of any indenture bond being hereinafter called a "holder") as of the close of business on the regular record date relating to such interest payment date; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any exchange bond, such defaulted interest may be payable to the holder of such exchange bond as of the close of business on a date selected by the trustee which is not more than 15 days or less than 10 days prior to the date proposed by us for payment of such defaulted interest and not less than 10 days after the receipt by the trustee of the notice of the proposed payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such exchange bond may be listed, if the trustee deems such manner of payment practicable. (See Section
307)

     The principal of and premium, if any, and interest on the exchange bonds at maturity will be payable upon presentation of the exchange bonds at the corporate trust office of JPMorgan Chase Bank in Houston, Texas as paying agent for us. We may change the place of payment on the exchange bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Section 602)

     The transfer of exchange bonds may be registered, and exchange bonds may be exchanged for other exchange bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of JPMorgan Chase Bank in Houston, Texas, as bond registrar for the exchange bonds. We may change the place for registration of transfer and exchange of the exchange bonds, and may designate one or more additional places for such registration and exchange, all at our discretion. (See Sections 602 and 305) No service charge will be made for any registration of transfer or exchange of the exchange bonds; however, we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of exchange bonds. We will not be required to execute or to provide for the registration of transfer of or the exchange of:

     - any exchange bond during a period of 15 days prior to giving any notice of redemption; or

     - any exchange bond selected for redemption, in whole or in part, except the unredeemed portion of any exchange bond being redeemed in part. (See
       Section 305)

     All moneys paid by us to a paying agent or the trustee (or held by us in trust) for the payment of the principal of or any premium or interest on a exchange bond which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us at our request, and the holder of such exchange bond thereafter may, as an unsecured general creditor, look only to us for payment thereof, and all liability of the paying agent, the trustee and us (as trustee) with respect thereto shall thereupon cease. (See Section 603)

OPTIONAL REDEMPTION

     The exchange bonds may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

     - 100% of the principal amount of the exchange bonds then outstanding to be redeemed; or
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


     - the sum of the present values of the remaining scheduled payments of principal and interest on the exchange bonds to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) (a) in the case of the Series J exchange bonds, at the applicable treasury rate plus 30 basis points; (b) in the case of the Series K exchange bonds, at the applicable treasury rate plus 35 basis points; (c) in the case of the Series L exchange bonds, at the applicable treasury rate plus 20 basis points; and (d) in the case of the Series M exchange bonds, (i) at the applicable treasury rate plus 20 basis points, or (ii) in the case of a special redemption (as defined below), at the applicable treasury rate plus 50 basis points;


plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

     "treasury rate" means, with respect to any redemption date:

     - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

     The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

     "comparable treasury issue" means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term ("remaining life") of the exchange bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such exchange bonds.

     "comparable treasury price" means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.


     "independent investment banker" means (a) for the Series J exchange bonds and Series K exchange bonds, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. or Citigroup Global Markets Inc.; (b) for the Series L exchange bonds, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities Inc.; and (c) for the Series M exchange bonds, Banc of America Securities LLC, Deutsche Bank Securities Inc. or Wachovia Capital Markets, LLC, in each case as specified by us, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us.



     "reference treasury dealer" means (a) for the Series J exchange bonds and the Series K exchange bonds, (1) Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. and their respective successors, provided, however, that if any of the foregoing in (a) shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealer selected by us after consultation with the independent investment banker; (b) for the Series L exchange bonds, (1) Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if any of the foregoing in (b) shall cease to be a primary treasury dealer, we will substitute therefor another primary treasury dealer and
(2) any other primary treasury dealer selected by us after consultation with the independent investment banker; and (c) for the Series M exchange bonds, (1) Banc of America Securities LLC and Deutsche Bank Securities Inc. and their respective successors and (2) any other three primary treasury dealers selected by us after consultation with the independent investment banker, provided, however, that if any of the foregoing in (c) shall cease to be a primary treasury dealer, we will substitute therefor another primary treasury dealer.



     "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.



     "special redemption" means a redemption of the Series M exchange bonds by us during the period beginning on March 1, 2005 and ending on February 28, 2007 if and to the extent we utilize amounts derived from proceeds from the issuance of transition or other securitization bonds issued, pursuant to required authorization under the Texas electric restructuring law, by a special purpose entity to monetize the value of the right to recover through non-bypassable transition charges to customers taking delivery service from us, our generation related regulatory assets and stranded costs as described in "Prospectus Summary -- Regulation -- Stranded Costs, Regulatory Assets Recovery and Securitization -- Securitization."


     The trustee will mail a notice of redemption to each holder of exchange bonds to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the exchange bonds or portions thereof called for redemption. If fewer than all of the exchange bonds are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular exchange bonds or portions thereof for redemption from the outstanding exchange bonds not previously called by such method as the trustee deems fair and appropriate.

                                 THE INDENTURE

SECURITY

     Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under "-- Release of Property" and "-- Defeasance," all outstanding indenture bonds, will be secured, equally and ratably, by the lien of the indenture on substantially all properties owned by us (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties (the "mortgaged property"). The lien of the indenture will be junior, subject and subordinate to the lien of our existing first mortgage indenture.

     The term "first mortgage indenture" means the Mortgage and Deed of Trust, dated as of November 1, 1944, from our predecessor in interest, Houston Lighting & Power Company, to JPMorgan Chase Bank (successor to South Texas Commercial National Bank of Houston), as trustee, as heretofore and hereafter amended and supplemented and "first mortgage bonds" means the first mortgage bonds issued thereunder.

     The indenture provides that, after the issuance of the initial series of bonds under the indenture and until the first mortgage collateralization date (as defined at the end of this section), we will not issue any additional first mortgage bonds under the first mortgage indenture, except:

     - first mortgage bonds in place of, and in substitution for, or to refund, other first mortgage bonds, if (A) the aggregate principal amount of such new first mortgage bonds shall not exceed the aggregate principal amount of such other first mortgage bonds, and (B) the final stated maturity date of such new first mortgage bonds shall be a date not later than the final stated maturity date of such other first mortgage bonds;

     - as necessary to replace any mutilated, lost or destroyed first mortgage bonds or to effect exchanges and transfers of first mortgage bonds; and

     - if at any time first mortgage bonds are issued pursuant to the first bullet point above, additional first mortgage bonds in an aggregate principal amount of up to $118 million for the purpose of satisfying the requirement under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities (which indentures provide that, if we issue first mortgage bonds in certain circumstances, we also are required to issue first mortgage bonds to secure such pollution control bonds on an equal and ratable basis). (See
       Section 611)

     At any time, in our discretion, we may issue and deliver to the trustee as security under the indenture first mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of indenture bonds then outstanding; provided that such first mortgage bonds (the "first mortgage collateral bonds") shall:

     - have terms of payment equivalent to those of such indenture bonds;

     - provide that payments by us in respect of principal, premium, if any, or interest due under the indenture bonds will offset our equivalent payment obligations under the first mortgage collateral bonds; and

     - provide for the mandatory redemption of the first mortgage collateral bonds upon acceleration of the maturity of such indenture bonds. (See
       Section 701)

The date on which such first mortgage collateral bonds are delivered to the trustee is referred to herein as the "first mortgage collateralization date."

LIEN OF THE INDENTURE

     General. The indenture constitutes a lien on substantially all our real property and tangible personal property, other than property excepted from such lien and such property as may be released from such lien in accordance with the terms of the indenture, subject to no liens prior to the lien of the indenture other than the lien of the first mortgage indenture (so long as the first mortgage indenture remains in effect) and other liens permitted to exist.

     Permitted liens and certain other liens permitted to exist. The indenture provides that after-acquired property (other than excepted property) will be subject to the lien of the indenture; provided, however, that in the case of our consolidation or merger into another entity or transfer of the mortgaged property as or substantially as an entirety, the indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor entity except properties acquired from us in or as a result of such transaction, and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof and that in the case of a consolidation or merger with respect to which we are the surviving entity, the indenture will not be required to be a lien on any properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof. (See Article Thirteen) Please read "-- Consolidation, Merger, Etc." below. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens.

     Without the consent of the holders, we and the trustee may enter into supplemental indentures in order to subject to the lien of the indenture additional property (including property which would otherwise be excepted from such lien). (See Section 1401) Such property would thereupon constitute property additions (so long as it would otherwise qualify as property additions as described below) and be available as a basis for the issuance of indenture bonds. Please read "-- Issuance of Indenture Bonds."

     Excepted Property. There are excepted from the lien of the indenture, among other things:

     - cash, deposit accounts, shares of stock, interests in general or limited partnerships, securities not deposited with or held by the trustee;

     - contracts, leases and other agreements of all kinds;

     - contract rights, bills, notes and other instruments and chattel paper;

     - revenues, income and earnings, accounts, accounts receivable and unbilled revenues, rents, tolls, issues, product and profits, claims, credits, demands and judgments;

     - governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property);

     - certain intellectual property rights, domain names and other general intangibles;

     - vehicles, movable equipment, vessels and aircraft and supplies used in connection with the foregoing;

     - all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business;

     - materials, supplies, inventory and other personal property consumable in the operation of the mortgaged property; fuel; portable tools and equipment; furniture and furnishings;

     - computers and data processing, data storage, data transmission, telecommunications and certain other facilities and equipment used primarily for administrative or clerical purposes or not otherwise necessary for the operation or maintenance of facilities and equipment for the generation, transmission and distribution of electric energy and our other buildings and improvements;

     - coal, ore, gas, oil and other minerals and timber, and all rights and interests in any of the foregoing;

     - electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

     - real property, gas wells, pipelines, and other facilities or property used or to be used for the production, gathering, transmission, storage or distribution of natural gas, crude oil or other hydrocarbons or minerals;

     - leasehold interests held by us as lessee;

     - facilities and equipment for the storage, transmission and distribution of water; and

     - other property excepted from or released from the lien of the first mortgage indenture prior to the date of the indenture. (See "Excepted Property" under "Granting Clauses" in the indenture and "Granting Clauses" in the first mortgage indenture.)

     Permitted liens. The lien of the indenture is subject to permitted liens and certain other liens permitted to exist. Under the indenture, permitted liens include the following, among other, liens:

     - liens for taxes which are not delinquent or are being contested in good faith or which secure charges that do not exceed $5 million;

     - mechanics', workmen's and similar liens and certain other liens arising in the ordinary course of business;

     - liens in respect of judgments:

      - in an amount not exceeding the greater of $10 million and 3% of the sum of the then outstanding aggregate principal amount of indenture bonds and first mortgage bonds other than first mortgage collateral bonds then outstanding; or

      - with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so;

     - easements, leases or other rights of others in, and defects in title to, the mortgaged property which do not in the aggregate materially impair the use by us of the mortgaged property considered as a whole;

     - defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes;

     - liens securing indebtedness and other obligations of others upon real property existing at the date of the indenture or at the time of our acquisition of such property;

     - leases existing at the date of the indenture and subsequent leases for not more than 15 years or which do not materially impair our use of the property subject thereto;

     - liens of lessors or licensors for amounts due which are not delinquent or are being contested in good faith;

     - controls, restrictions or obligations imposed by governmental authorities upon the mortgaged property or the operation thereof;

     - rights of governmental authorities to purchase or designate a purchaser of the mortgaged property;

     - liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen's compensation, unemployment insurance, social security or any pension or welfare benefit plan or program;

     - liens to secure the performance of duties or public or statutory, bid or performance obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

     - rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property;

     - rights and interests of persons other than us arising out of agreements to which we are a party relating to the common ownership or joint use of property, and liens on the interests of such persons in such property;

     - restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service company;

     - liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made;

     - easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair the use by us of such property or rights-of-way;

     - liens on our air or water pollution control, sewage or solid waste disposal or other similar facilities in connection with the issuance of pollution control revenue bonds, in connection with financing the cost of, or construction, acquisition, improvement, repair or maintenance of, such facilities;

     - the trustee's lien specified below;

     - prepaid liens; and

     - the lien of the first mortgage indenture. (See Granting Clauses and Section 101)

     "Prepaid lien" means generally any lien securing indebtedness for the payment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or investment securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in investment securities of the moneys and/or the principal of and interest on the investment securities so deposited) shall be sufficient for such purpose; provided, however, that the first mortgage indenture shall not be deemed to be a prepaid lien unless it shall have been satisfied and discharged and all first mortgage bonds issued thereunder shall be deemed to have been paid, all in accordance with the provisions thereof. (See Section 101)

     Trustee's Lien. The indenture provides that the trustee will have a lien, prior to the lien on behalf of the holders of indenture bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 1107)

ISSUANCE OF INDENTURE BONDS

     The aggregate principal amount of indenture bonds that may be authenticated and delivered under the indenture is unlimited. (See Section 301). Indenture bonds of any series may be issued from time to time, provided that the first mortgage collateralization date has not occurred, on the basis of property additions, retired bonds (as such terms are defined below) and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

     - 70% of the cost (as defined below) or fair value (as defined below) (whichever is less) of property additions (as described below) that do not constitute funded property (as defined below) after certain deductions and additions, primarily including adjustments to offset property retirements;

     - the aggregate principal amount of retired bonds; and

     - an amount of cash deposited with the trustee. (See Article Four)

In addition, any issuance of indenture bonds after March 31, 2003, other than any issuance on the basis of retired bonds having an applicable interest rate not less than the interest rate applicable to the indenture bonds to be issued, requires that we provide a net earnings certificate demonstrating that the adjusted net earnings (as defined below) for the specified 12 month period are not less than 200% of the annual interest requirements (as defined below) for the specified one year period.

     "Adjusted net earnings" means the amount for a period of 12 consecutive calendar months within the 18 calendar months immediately preceding the first day of the month in which we intend to issue additional indenture bonds (or, in the case of any such certificate to be delivered on or prior to June 30, 2003, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the first day of such month) of:

     - our operating revenues for such period; minus

     - our operating expenses, excluding:

      - expenses for taxes on income or profits;

      - provisions for reserves for depreciation, amortization, depletion or retirement of property;

      - interest expense, including the amortization of debt discount, premium, expense or loss on reacquired debt, for any replacement, sinking fund or other device for the retirement or amortization of any indebtedness;

      - non-recurring charge or expenses; and

      - provisions for any refund of our revenues previously collected or accrued; plus

     - our other income, net of related expenses (excluding expenses or provisions for any non-recurring charges).

     "Annual interest requirements" means the interest requirements for one year, at the respective stated interest rates, if any, borne before maturity, upon:

     - all outstanding indenture bonds, except any for the payment or redemption of which indenture bonds applied for are to be issued;

     - all indenture bonds then applied for in pending applications for the original issuance of indenture bonds, including the application in connection with which the net earnings certificate is made;

     - all outstanding first mortgage bonds, except any for the payment or redemption of which the indenture bonds applied for are to be issued; and

     - the principal amount of all other indebtedness, except:

      - first mortgage collateral bonds;

      - our indebtedness, the repayment of which supports or is supported by other indebtedness included in annual interest requirements pursuant to one of the other clauses of this definition;

      - indebtedness for the payment of which the indenture bonds applied for are to be issued; and

      - indebtedness secured by a prepaid lien prior to the lien of the indenture upon property subject to the lien of the indenture,

     outstanding on the date of such computation and secured by a lien on a parity with or prior to the lien of the indenture upon property subject to the lien of the indenture, if such indebtedness has been issued, assumed or guaranteed by us or if we customarily pay the interest upon the principal thereof or collections from our customers are applied to, or pledged as security for the payment of such interest;

     provided, however, that if any such indebtedness bears interest at a variable rate, then the interest requirement on such indebtedness shall be determined by reference to the rate in effect on the day immediately preceding the date of such computation; and provided, further, that any amounts collected by others to be applied to debt service on our indebtedness, and not otherwise treated on our books as revenue, shall be added to our operating revenues when determining adjusted net earnings.

     "Cost" with respect to property additions generally means the sum of:

     - any cash paid in the acquisition of such property;

     - an amount equivalent to the fair market value in cash of any securities or other property paid in the acquisition of such property;

     - the principal amount of any obligations secured by prior lien (other than the lien of the first mortgage indenture) upon such property additions outstanding at the time of the acquisition thereof;

     - the principal amount of any other obligations incurred or assumed in connection with the payment for such property additions or for the acquisition thereof; and

     - any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to our plant or other property accounts with respect to such property additions as part of the cost of construction or acquisition thereof, including, but not limited to any allowance for funds used during construction or any similar or analogous amount;

     - provided, however, that:

      - with respect to property additions owned by our successor immediately prior to the time it shall have become such successor in or as a result of an acquisition, consolidation or merger, cost shall mean the amount or amounts at which such property additions are recorded in the plant or other property accounts of such successor, or the predecessor from which such property additions are acquired, as the case may be, immediately prior to such consolidation or merger;

      - with respect to property additions which shall have been acquired (otherwise than by construction) by us without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness or other obligation, no determination of cost shall be required and, wherever provision is made for cost or fair value, cost with respect to such property additions shall mean an amount equal to the fair value to us thereof or, if greater, the aggregate amount reflected in our books of account with respect thereto upon the acquisition thereof; and

      - in no event shall the cost of property additions be required to reflect any depreciation or amortization in respect of such property additions, or any adjustment to the amount or amounts at which such property additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

     If any property additions include property which has been used or operated by third parties in a business similar to that in which it has been or is to be used or operated by us, the cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired and in such case the term property additions as defined herein may include such goodwill, going concern value rights and intangible property.

     "Fair value," with respect to property, generally means the fair value of such property as may reasonably be determined by reference to:

     - the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell;

     - the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise;

     - the cost, accumulated depreciation and replacement cost with respect to such property; and/or

     - any other relevant factors; provided, however, that:

      - the fair value of property shall be determined without deduction for any liens on such property prior to the lien of the indenture; and

      - the fair value of property additions shall not reflect any reduction relating to the fact that such property additions may be of less value to a person which is not the owner or operator of the mortgaged property or any portion thereof than to the owner or operator. Fair value may be determined, in the discretion of the expert certifying the same, without physical inspection, by the use of accounting and/or engineering records and/or other data maintained by us or otherwise available to such expert.

     "Funded property" generally includes property additions which have been designated funded property in an expert's certificate, which have been made the basis of the authentication and delivery of indenture bonds, which have been made the basis for the release of mortgaged property, which have been made the basis for the withdrawal of cash, which have been substituted for retired funded property or which have been used for other specified purposes. (See Section 102)

     "Property additions" generally include any property which is owned by us and is subject to the lien of the indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 103)

     "Retired bonds" means, generally:

     - indenture bonds which are no longer outstanding under the indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of indenture bonds, the release of property or the withdrawal of cash; and

     - certain first mortgage bonds issued under the first mortgage indenture which could be used as a basis for the authentication and delivery of additional first mortgage bonds under the first mortgage indenture and have been retired after the initial issuance of indenture bonds under the indenture;

provided, however, that no first mortgage bond may be used as the basis for the authentication and delivery of both additional indenture bonds and additional first mortgage bonds. (See Section 101).

OUTSTANDING INDENTURE BONDS AND BASIS FOR THE ISSUANCE OF THE BONDS

     We have outstanding approximately $527.2 million aggregate principal amount of indenture bonds issued to trustees under the indentures pursuant to which certain pollution control bonds (the "PCB bonds") were issued by various governmental authorities. These indenture bonds secure the obligation of CenterPoint Energy, Inc. under various installment payment and bond amortization agreements to pay installments of principal and interest that support the related PCB bonds. We also have outstanding approximately $1.3 billion aggregate principal amount of indenture bonds issued to secure a $1.3 billion term loan and approximately $1.3 billion aggregate principal amount of indenture bonds issued directly to the public.


     The Series J exchange bonds and the Series K exchange bonds were established in the Tenth Supplemental Indenture between us and the trustee and were issued on the basis of property additions. The Series L exchange bonds were established in the Eleventh Supplemental Indenture between us and the trustee and were issued on the basis of retired bonds. The Series M exchange bonds were established in the Twelfth Supplemental Indenture between us and the trustee and were issued on the basis of property additions and retired bonds.


RELEASE OF PROPERTY

     Unless an event of default (as defined below) has occurred and is continuing, we may obtain the release from the lien of the indenture of any funded property upon delivery to the trustee of certain certificates and an amount in cash equal to the amount, if any, by which 70% of the cost of the property to be released (or, if less, the fair value of such property at the time it became funded property) exceeds the aggregate of:

     - an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens delivered to the trustee, subject to certain limitations described below;

     - an amount equal to 70% of the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release);

     - the aggregate principal amount of indenture bonds we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release);

     - any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the indenture, subject to certain limitations described below;

     - on or after the first mortgage collateralization date, the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

     - the aggregate principal amount of outstanding indenture bonds delivered to the trustee (with such indenture bonds to be canceled by the trustee); and

     - any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 803)

     As used in the indenture, the term "purchase money lien" means, generally, a lien on the property being acquired, disposed of by us or being released from the lien of the indenture, which is taken or retained by the transferor of such property to secure all or part of the purchase price thereof or granted to one or more other persons (other than the transferor) who by making advances or incurring an obligation, give value to enable the grantor of the lien to acquire rights in such property, or granted to another person in connection with the release of property from the lien of the indenture on the basis of a deposit with the trustee or other holder of a lien prior to the lien of the indenture of obligations secured by such lien on such property, or held by a trustee or agent for the benefit of any such persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 101) Generally, the principal amount of obligations secured by purchase money liens used as the basis for the release of property may not exceed 75% of the fair value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such purchase money lien. (See Section 803)

     Property which is not funded property may generally be released from the lien of the indenture without depositing any cash or property with the trustee as long as:

     - the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero; or

     - the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired or made within the 90-day period preceding the release. (See Section 804)

     The indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the trustee. (See Sections 802, 805, 807 and 808)

     If we retain any interest in any property released from the lien of the indenture, the indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 809)

WITHDRAWAL OF CASH

     Unless an event of default has occurred and is continuing and subject to certain limitations, cash held by the trustee may, generally:

     - be withdrawn by us:

      - to the extent of an amount equal to 70% of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the withdrawal); or

      - in an amount equal to the aggregate principal amount of indenture bonds that we would be entitled to issue on the basis of retired bonds (with the entitlement to such issuance being waived by operation of such withdrawal); or

      - on or after the first mortgage collateralization date, in an amount equal to the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds; or

      - in an amount equal to the aggregate principal amount of outstanding indenture bonds delivered to the trustee; or

     - upon our request, be applied to the purchase of indenture bonds or the payment (or provision therefor) at stated maturity of any indenture bonds or the redemption (or provision therefor) of any indenture bonds which are redeemable. (See Section 806)

     CONSOLIDATION, MERGER, ETC.

     We may not consolidate with or merge into any other entity or convey, transfer or lease, subject to the lien of this indenture, the mortgaged property as or substantially as an entirety to any entity unless:

     - the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is an entity organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia; and

     - such entity executes and delivers to the trustee a supplemental indenture that:

      - in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the indenture bonds then outstanding, contains an express assumption by such entity of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the indenture bonds and the performance of all of our covenants and conditions under the indenture; and

      - in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by such entity:

        - confirming the lien of the indenture on the mortgaged property; and

        - subjecting to such lien all property thereafter acquired by such entity that shall constitute an improvement, extension or addition to the mortgaged property or renewal, replacement or substitution of or for any part thereof and, at the election of such entity, subjecting to the lien of the indenture such other property then owned or thereafter acquired by such entity as such entity shall specify; and

     - in the case of a lease, such lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default; and

     - immediately after giving effect to such transaction, no event of default and no event which, with notice or lapse of time or both, would become an event of default shall have occurred and be continuing. (See Section
       1301)

In the case of the conveyance or other transfer of the mortgaged property as or substantially as an entirety to any other entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the indenture and on the indenture bonds then outstanding unless we elect to waive such release and discharge. (See Section 1304). For purposes of this section, "entity" means a corporation, limited liability company, company, association, joint-stock company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or governmental authority.

MODIFICATION OF INDENTURE

     Modifications without Consent. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for any of the following purposes, among others:

     - to evidence the succession of another entity to us and the assumption by any such successor of our covenants and agreements in the indenture and in the indenture bonds; or

     - to add one or more covenants or other provisions for the benefit of all holders or for the benefit of the holders of, or to remain in effect only so long as there shall be outstanding, indenture bonds of one or more specified series (for the purposes of this subsection, "series" includes tranches thereof), or to surrender any right or power conferred upon us by the indenture; or

     - to correct or amplify the description of any property at any time subject to the lien of the indenture; or better to assure, convey and confirm to the trustee any property subject or required to be subjected to the lien of the indenture; or to subject to the lien of the indenture additional property (including property of others); to specify any additional permitted liens with respect to such additional property and to modify the provisions in the indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

     - to establish the form or terms of the indenture bonds of any series as permitted by the indenture; or

     - to provide for the authentication and delivery of bearer bonds and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

     - to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

     - to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the indenture bonds; or

     - to change any place or places where:

      - the principal of and premium, if any, and interest, if any, on all or any series of indenture bonds will be payable;

      - all or any series of indenture bonds may be surrendered for registration of transfer;

      - all or any series of indenture bonds may be surrendered for exchange;
        and

      - notices and demands to or upon us in respect of all or any series of indenture bonds and the indenture may be served; or

     - to comply with the rules of any securities exchange on which any series of indenture bonds may be listed; or

     - to modify the indenture to comply with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); or

     - to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions thereof; provided that such additions, deletions and/or other changes do not adversely affect the interests of the holders of indenture bonds of any series in any material respect. (See Section 1401)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment. (See Section
1401)

     Modifications Requiring Consent. Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the indenture bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of indenture bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding indenture bonds of all series so directly affected, considered as one class, will be required; and provided, further, that if the indenture bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding indenture bonds of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

     - change the stated maturity of the principal of, or any installment of principal of or interest on, any indenture bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or any premium payable upon the redemption thereof, or reduce the amount of the principal of any discount bond or other indenture bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency in which any indenture bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any indenture bond (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such indenture bond;

     - permit the creation of any lien (not otherwise permitted by the indenture) ranking prior to the lien of the indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the indenture on all or substantially all of the mortgaged property or deprive the holders of the benefit of the lien of the indenture, without, in any such case, the consent of the holders of all indenture bonds then outstanding;

     - reduce the percentage in principal amount of the outstanding indenture bonds of any series, or tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding indenture bond of such series; or

     - modify any of the provisions (with certain exceptions) of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the indenture bonds without the consent of the holder of each outstanding indenture bond affected thereby.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there shall be outstanding, indenture bonds of one or more specified series or modifies the rights of the holders of indenture bonds of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the indenture bonds of any other series. (See Section 1402)

WAIVER

     The holders of at least a majority in aggregate principal amount of all indenture bonds may waive our obligations to comply with certain covenants, including the covenants to maintain our corporate or other legal existence and properties, pay taxes and discharge liens and maintain certain insurance and our covenant with respect to merger, consolidation or the transfer or lease of the mortgaged property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of outstanding indenture bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to indenture bonds of such series or tranches thereof. (See Section 609) The holders of at least a majority in aggregate principal amount of all indenture bonds outstanding may waive past defaults, not including defaults in the payment of principal, premium or interest or defaults with respect to provisions that cannot be modified without the consent of each holder affected thereby, under the indenture. (See Section 1017)

EVENTS OF DEFAULT

     Each of the following events constitutes an event of default under the indenture:

     - failure to pay interest on any indenture bond within 30 days after the same becomes due and payable;

     - failure to pay principal of or premium, if any, on any indenture bond when it becomes due and payable;

     - failure to perform or breach of any of our covenants or warranties in the indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of outstanding indenture bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default," unless the trustee, or the trustee and the holders of a principal amount of indenture bonds not less than the principal amount of indenture bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued;

     - certain events relating to reorganization, bankruptcy and insolvency of us or appointment of a receiver, trustee or other similar official for our property; and

     - the occurrence of any default or any other event under the first mortgage indenture, and the expiration of the applicable grace period, if any, specified in the first mortgage indenture, if the effect of such default or other event is to accelerate, or to permit the acceleration of, the maturity of any amount due under the first mortgage indenture. (See
       Section 1001)

REMEDIES

     Acceleration of Maturity. If an event of default occurs and is continuing, then the trustee or the holders of not less than 33% in principal amount of indenture bonds then outstanding may declare the principal amount (or if the indenture bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the indenture) of all of the indenture bonds then outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the indenture bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the trustee as provided in the indenture, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

     - we have paid or deposited with the trustee a sum sufficient to pay:

      - all overdue interest, if any, on all indenture bonds then outstanding;

      - the principal of and premium, if any, on any indenture bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor in such indenture bonds; and

      - all amounts due to the trustee as compensation and reimbursement as provided in the indenture; and

     - any other event or events of default, other than the non-payment of the principal of indenture bonds that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the indenture. (See Section 1002)

POSSESSION OF MORTGAGED PROPERTY

     Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the trustee or pursuant to judicial proceedings, the principal of the outstanding indenture bonds, if not previously due, will become immediately due and payable, together with premium, if any, and any accrued interest. (See Sections 1003, 1004 and 1005)

RIGHT TO DIRECT PROCEEDINGS

     If an event of default occurs and is continuing, the holders of a majority in principal amount of the indenture bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction does not conflict with any rule of law or with the indenture, and could not involve the trustee in personal liability in circumstances where indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. (See Section 1016)

LIMITATION ON RIGHT TO INSTITUTE PROCEEDINGS

     No holder of any indenture bond will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy thereunder unless

     - such holder has previously given to the trustee written notice of a continuing event of default;

     - the holders of not less than a majority in aggregate principal amount of the indenture bonds then outstanding have made written request to the trustee to institute proceedings in respect of such event of default and have offered the trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

     - for sixty days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such sixty-day period by the holders of a majority in aggregate principal amount of indenture bonds then outstanding.

     Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 1011)

NO IMPAIRMENT OF RIGHT TO RECEIVE PAYMENT

     Notwithstanding that the right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder of an indenture bond has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such indenture bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. (See Section
1012)

NOTICE OF DEFAULT

     The trustee is required to give the holders notice of any default under the indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the third bullet point under "Events of

Default" may be given until at least 75 days after the occurrence thereof. (See
Section 1102) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders.

INDEMNIFICATION OF TRUSTEE

     As a condition precedent to certain actions by the trustee in the enforcement of the lien of the indenture and institution of action on the indenture bonds, the trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 1011 and 1101)

REMEDIES LIMITED BY STATE LAW

     The laws of any jurisdiction where the mortgaged property is located may limit or deny the ability of the trustee or bondholders to enforce certain rights and remedies provided in the indenture in accordance with their terms.

DEFEASANCE

     Any indenture bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the indenture, and the entirety of our indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:

     - money (including funded cash not otherwise applied pursuant to the indenture) in an amount which will be sufficient; or

     - in the case of a deposit made prior to the date on which principal is due, eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent, will be sufficient; or

     - a combination of options in the preceding bullet points which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such indenture bonds or portions thereof. (See Section 901) For this purpose, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     Notwithstanding the foregoing, no indenture bond shall be deemed to have been paid as aforesaid unless we shall have delivered to the trustee either:

     - an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding indenture bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

     - an instrument wherein we, notwithstanding the satisfaction and discharge of our indebtedness in respect of indenture bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the trustee such additional sums of money, if any, or additional government obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such indenture bonds or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by the trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and

     - an opinion of tax counsel in the United States reasonably acceptable to the trustee to the effect that the holders of the outstanding indenture bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

     The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of indenture bonds, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The trustee may resign at any time by giving written notice thereof to us or may be removed at any time by the holders of a majority in principal amount of indenture bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (See Section 1110)

EVIDENCE TO BE FURNISHED TO THE TRUSTEE

     Compliance with indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the indenture requires that we give the trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the indenture.

GOVERNING LAW

     New York law governs the indenture and the exchange bonds, except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the indenture, or the exercise of remedies with respect to such portions of the mortgaged property. (See Section 115)

THE TRUSTEE

     JPMorgan Chase Bank is the trustee, security registrar and paying agent under the indenture. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates. As of June 30, 2003, the trustee serves as trustee for our first mortgage bonds aggregating $498.9 million. In addition, the trustee serves as trustee for debt securities of our parent company, CenterPoint Energy, and some of its subsidiaries. The trustee and its affiliates are also parties to credit agreements under which we and our affiliates have bank lines of credit. We and our affiliates also maintain depository and other banking, investment banking and investment management relationships with the trustee and its affiliates.

                          THE FIRST MORTGAGE INDENTURE

GENERAL

     The descriptions under this heading are summaries of certain provisions of the first mortgage indenture. Such summaries do not purport to be complete and are qualified in their entirety by reference to the first mortgage indenture. Copies of the first mortgage indenture are available from us. We urge you to read the first mortgage indenture because it, not this description, defines the rights of the holders of first mortgage bonds.

SECURITY

     The first mortgage indenture constitutes a first mortgage lien on all of our present properties (except as stated below), subject to excepted encumbrances. There are excepted from the lien of the first mortgage indenture all cash and securities; equipment, materials or supplies acquired for consumption in the operation of our properties or for resale in the ordinary course of our business; timber, minerals, mineral rights and royalties; and accounts receivable, contracts, leases and operating agreements.

     The first mortgage indenture contains provisions for subjecting certain after-acquired property to the lien thereof, subject to any preexisting liens and to certain limitations in the case of our consolidation or merger or the sale of substantially all of our assets.

     The first mortgage indenture provides that the trustee thereunder will have a lien upon the mortgaged property, prior to the first mortgage bonds, for the payment of its reasonable compensation and expenses for indemnity against certain liabilities.

     As of June 30, 2003, the aggregate principal amount of first mortgage bonds outstanding under the first mortgage indenture was $498.9 million.

EVENTS OF DEFAULT

     Each of the following events constitutes an event of default under the first mortgage indenture:

     - failure to pay principal when due;

     - failure to pay any interest installment, continued for 60 days;

     - failure to pay any installment of any fund established under the first mortgage indenture for the purchase or redemption of any first mortgage bonds, continued for 60 days;

     - failure to perform any covenant of the company, continued for 90 days after written notice; and

     - certain events in bankruptcy, reorganization or insolvency.

                              REGISTRATION RIGHTS

     In connection with the sale of each series of outstanding bonds, we entered into a registration rights agreement with the initial purchasers of each series of outstanding bonds pursuant to which we agreed, for the benefit of the holders of such series of outstanding bonds at our cost, to use our reasonable commercial efforts:


     - to file with the SEC a registration statement under the Securities Act of 1933 relating to an exchange offer for each series of outstanding bonds within 180 days after the date of issuance of the relevant series of the outstanding bonds;

     - to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933 within 270 days of the date of issuance of the relevant series of outstanding bonds and to keep the exchange offer registration statement effective until the expiration of the exchange offer; and



     - unless the exchange offer would not be permitted by applicable law or SEC policy, to cause the exchange offer to be consummated within 315 days after the date of issuance of the relevant series of outstanding bonds.



     We agreed that upon the registration statement of which this prospectus forms a part being declared effective, we would offer the exchange bonds of a series in exchange for surrender of the then outstanding bonds of that series. We agreed to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to the registered holders of the outstanding bonds. For each outstanding bond of a series validly tendered to us pursuant to the exchange offer for that series and not withdrawn by the holder thereof, the holder of such outstanding bond will receive an exchange bond of that series having a principal amount equal to that of the surrendered outstanding bond. Interest on each exchange bond will accrue from the last interest payment date on which interest was paid on the outstanding bond surrendered in exchange therefor or, if no interest has been paid on an outstanding bond, from the date of the original issuance of the outstanding bonds. The exchange bonds of a series will vote together with the outstanding bonds of that series which are not exchanged on all matters on which holders of such series of outstanding bonds and exchange bonds of such series are entitled to vote.



     Each holder, other than certain specified holders, who wishes to exchange its outstanding bonds of a series for exchange bonds of that series pursuant to the exchange offer for that series will be required to make to us the representations described under "The Exchange Offer -- Your Representations to Us" to participate in that exchange offer.


     In addition, in connection with any resales of exchange bonds, any broker-dealer who acquired bonds for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act of 1933. Please read "The Exchange Offer -- Resale of Exchange Bonds."

     In the event that:

     - we reasonably determine that changes in law or the applicable interpretations of the Staff do not permit us to effect the exchange offer;


     - the exchange offer for any series of bonds is not consummated on or prior to the 315th day following the issuance of the outstanding bonds of that series; or


     - any initial purchaser notifies us within 20 business days following consummation of the exchange offer (i) that it is not permitted by applicable law or SEC policy to participate in the exchange offer, (ii) that it may not resell exchange bonds with this prospectus, or (iii) that it is a broker-dealer and owns outstanding bonds acquired directly from us or one of our affiliates, then we will at our cost in lieu of effecting (or, in the case of such a request by an initial purchaser, in addition to effecting) the registration of the exchange bonds of the affected series pursuant to the registration statement of which this prospectus forms a part:


     - as promptly as practicable, file with the SEC a "shelf" registration statement to cover resales of the outstanding bonds of the affected series;

     - use our reasonable commercial efforts to cause the shelf registration statement to be declared effective under the Securities Act of 1933 no later than 345 days after the date of issuance of the affected series of outstanding bonds; and

     - use our reasonable commercial efforts to keep effective the shelf registration statement until two years after the date of the issuance of the affected series of outstanding bonds or until all of the outstanding bonds covered by the shelf registration statement have been sold.

     We will have the ability to suspend the availability of the shelf registration statement during certain "black out" periods.


     In the event of the filing of the shelf registration statement, we will provide to each relevant holder of outstanding bonds copies of the prospectus which forms a part of the shelf registration statement and notify each such holder when the shelf registration statement has become effective. A holder of outstanding bonds that sells outstanding bonds pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the respective registration rights agreement that is applicable to such a holder (including certain indemnification obligations). In addition, each holder of outstanding bonds will be required to deliver to us information to be used in connection with the shelf registration statement and to provide comments to us on the shelf registration statement in order to have such holder's outstanding bonds included in the shelf registration statement and to benefit from the provisions regarding the increase in the interest rate borne by the outstanding bonds described in the following paragraph.


     In the event that:


     - the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to the 270th day following the date of issuance of the relevant series of outstanding bonds;



     - the exchange offer is not consummated or the shelf registration statement with respect to the outstanding bonds is not declared effective on or prior to the 315th day following the date of issuance of the relevant series of outstanding bonds; or


     - any required exchange offer registration statement or shelf registration statement relating to the outstanding bonds is filed and declared effective but shall thereafter either be withdrawn by us or becomes subject to an effective stop order suspending the effectiveness of such registration statement (except as specifically permitted in the registration rights agreements) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, each such event listed in the three bullet points above, referred to as a "registration default";


then the interest rate borne by the affected series of outstanding bonds will be increased by .25% per annum upon the occurrence of each registration default, which rate will increase by an additional .25% per annum if such registration default has not been cured within 90 days after the occurrence thereof and continuing until all registration defaults for such series of outstanding bonds have been cured, provided that the aggregate amount of any such increase in the interest rate on such series of outstanding bonds shall in no event exceed .50% per annum; and provided, further, that if the registration statement of which this prospectus forms a part is not declared effective on or prior to the 270th day following the date of issuance of any series of outstanding bonds, and we shall request holders of outstanding bonds of the affected series to provide the information called for by the relevant registration rights agreement for inclusion in the shelf registration statement, then outstanding bonds of the affected series owned by holders who do not deliver such information to us or who do not provide comments to us on the shelf registration statement when required pursuant to the relevant registration rights agreement will not be entitled to any such increase in the interest rate for any day after the 315th day following the date of issuance of such series of outstanding bonds. All accrued additional interest will be paid to holders of outstanding bonds in the same manner and at the same time as regular payments of interest on the outstanding bonds. Following the cure of all registration defaults for the affected series of outstanding bonds, the accrual of additional interest on such series will cease and the interest rate of such series will revert to the original rate.


     New York law governs each of the registration rights agreements. The foregoing is a summary description of material provisions of each of the registration rights agreements. Because it is a summary, it does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the relevant registration rights agreement carefully and in its entirety because it, and not this description, defines your rights as a holder of the relevant series of outstanding bonds.


     The information set forth above concerning certain interpretations of and positions taken by the SEC staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to these matters.

                       BOOK-ENTRY DELIVERY AND SETTLEMENT

     We will issue the exchange bonds in the form of one or more permanent global securities in definitive, fully registered, book-entry form. The global securities will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee. The global securities will be deposited on behalf of the acquirors of the exchange bonds for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. Please read "The Exchange
Offer -- Book-Entry Transfer."

CERTIFICATED BONDS

     Certificated Bonds will be issued to each person that DTC identifies as the beneficial owner of the outstanding bonds represented by the global securities, upon surrender by DTC of the global securities, if (i) we notify the trustee in writing that DTC or any successor depository (the "depository") is no longer willing or able to act as a depository for the global securities or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depository is not appointed within 90 days of such notice or cessation, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange bonds in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided pursuant to the indenture.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL BONDS

     The descriptions of the operations and procedures of DTC, Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream Banking"), set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     Regarding DTC. According to DTC, the following information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. We have obtained the information in this section concerning DTC and the DTC's book-entry system from sources that we believe are reliable. However, we take no responsibility for the accuracy of this information.

     DTC is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include:

     - both U.S. and non-U.S. securities brokers and dealers;

     - banks;

     - trust companies;

     - clearing corporations; and

     - certain other organizations.

     DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable its participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com.

     Purchases of exchange bonds under the DTC system must be made by or through direct participants, which will receive a credit for the exchange bonds on DTC's records. The ownership interest of each actual purchaser of each exchange bond, referred to as a beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the exchange bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in exchange bonds, except in the event that use of the book-entry system for the exchange bonds is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

     Neither we nor the trustee shall be liable for any delay by the depository, its nominee or any direct or indirect participant in identifying the beneficial owners of the related exchange bonds, and each such person may conclusively rely on, and shall be protected in relying on, instructions from the depository or nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange bonds to be issued).

     So long as the depository for the global security, or its nominee, is the registered owner of the global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the exchange bonds represented by the global security for all purposes under the indenture. Except as described above, beneficial owners will not:

     - be entitled to have exchange bonds represented by the global security registered in their names;

     - receive or be entitled to receive physical delivery of exchange bonds in definitive form; and

     - be considered the owners or holders thereof under the indenture.

     To facilitate subsequent transfers, all exchange bonds deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of exchange bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the exchange bonds. DTC's records reflect only the identity of the direct participants to whose accounts the exchange bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to exchange bonds unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the exchange bonds are credited on the record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds, distributions, and dividend payments on the exchange bonds will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depository with respect to the exchange bonds at any time by giving us reasonable notice. Under such circumstances, in the event that we do not obtain a successor securities depository, exchange bond certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, exchange bond certificates will be printed and delivered.

     We cannot assure you that DTC will distribute payments on the exchange bonds made to DTC or its nominee as the registered owner or any redemption or other notices to the participants, or that the participants or others will distribute the payments or notices to the beneficial owners, or that they will do so on a timely basis, or that DTC will serve and act in the manner described in this prospectus. Beneficial owners should make appropriate arrangements with their broker or dealer regarding distribution of information regarding the exchange bonds that may be transmitted by or through DTC.

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

     Procedures for DTC and Cross Market Transfer. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Banking participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream Banking, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

     Because of time zone differences, the exchange bonds account of a Euroclear or Clearstream Banking participant purchasing an interest in a global securities from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the exchange bonds settlement processing day (which must be a business day for Euroclear and Clearstream Banking) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Banking as a result of sales of interests in a global securities by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC's settlement date.

     Although DTC, Euroclear and Clearstream Banking have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain United States federal income tax consequences associated with the exchange of outstanding bonds for exchange bonds and the beneficial ownership and disposition of the exchange bonds.


     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion only addresses tax considerations for beneficial owners of the bonds that hold the bonds as "capital assets," within the meaning of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to specific beneficial owners of the bonds in light of their particular circumstances or to beneficial owners of the bonds subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships or other pass-through entities, persons who hold their bonds as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell the bonds under the constructive sale provisions of the Code). This discussion does not address any U.S. state and local or non-U.S. tax considerations relating to the purchase, ownership and disposition of the bonds.

     As used in this discussion, the term "U.S. Holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes:

     - an individual who is a citizen or resident of the U.S.;

     - a corporation created or organized in or under the laws of the U.S. or of any State or political subdivision thereof or therein, including the District of Columbia;

     - an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

     - a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

     The term "Non-U.S. Holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, trust or estate that is not a U.S. Holder. Purchasers of bonds that are partnerships or that would hold the bonds through a partnership or similar pass-through entity should consult their tax advisors regarding the U.S. federal income tax consequences to them of holding the bonds.

EXCHANGE OF BONDS


     The exchange of exchange bonds of a series for outstanding bonds of that series pursuant to the exchange offer for that series will not constitute a taxable event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder of an outstanding bond of a series upon receipt of an exchange bond of that series. A holder's adjusted tax basis in the exchange bond will be the same as the adjusted tax basis in the outstanding bond exchanged therefor. A holder's holding period of the exchange bond will include the holding period of the outstanding bond exchanged therefor.


U.S. HOLDERS

  PAYMENT OF INTEREST

     In general, interest payable on a bond will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

  MARKET DISCOUNT


     Under the market discount rules of the Code, a U.S. Holder who purchases a bond at a market discount will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the bond as ordinary income to the extent of the accrued market discount that has not been previously included in income. Market discount is generally defined as the amount by which a U.S. Holder's purchase price for a bond is less than the bond's stated redemption price at maturity (generally, the bond's principal amount) on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the bond unless a U.S. Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis.



     A U.S. Holder who acquires a bond at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry such bond until the U.S. Holder disposes of the bond in a taxable transaction. A U.S. Holder who has elected under the applicable Code provision to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS.


     Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules and any other consequences of the market discount rules that may apply to them in particular.

  AMORTIZABLE BOND PREMIUM

     A U.S. Holder who purchases a bond for an amount in excess of its principal amount will be considered to have purchased the bond at a premium. A U.S. Holder may elect to amortize the premium over the remaining term of the bond on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the bond. A U.S. Holder who elects to amortize the premium on a bond must reduce its tax basis in the bond by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Bond premium on a bond held by a U.S. Holder who does not make such an election will decrease the capital gain or increase the capital loss otherwise recognized on the disposition of the bond.

  SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF THE BONDS

     Upon the sale, exchange, retirement or other disposition of a bond, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which will be taxable as interest income (as described above)) and such U.S. Holder's adjusted tax basis in the bond. Subject to the market discount rules summarized above, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder's holding period for the bond is more than one year. Long-term capital gains recognized by an individual or non-corporate U.S. Holder are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, payments made on the bonds and proceeds from the sale or other disposition of the bonds may be subject to backup withholding, currently at a rate of 28% (increased to 31% beginning in 2011). In general, backup withholding will apply to a non-corporate U.S. Holder if such U.S. Holder:

     - fails to furnish, under penalties of perjury, its Taxpayer Identification Number, or TIN (which for an individual is the holder's Social Security number);

     - furnishes an incorrect TIN;

     - is notified by the IRS that it has failed to properly report payments of interest and dividends; or

     - under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and is a U.S. person and has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, or otherwise fails to comply with applicable requirements of the backup withholding rules.

     Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

     A U.S. Holder will also be subject to information reporting with respect to payments on the bonds and proceeds from the sale or other disposition of the bonds, unless such U.S. Holder is a corporation or other exempt recipient and appropriately establishes an exemption.

NON-U.S. HOLDERS

     For purposes of the following discussion, interest on the bonds, and gain on the sale, exchange, retirement or other disposition of the bonds, will be considered "U.S. trade or business income" of a Non-U.S. Holder if such income or gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder.

  PAYMENT OF INTEREST

     Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest paid on the bonds if the interest qualifies for the "portfolio interest exemption." This will be the case if each of the following requirements is satisfied:

     - the interest is not U.S. trade or business income;

     - the Non-U.S. Holder does not actually or constructively own 10% or more of the voting stock of the issuer;

     - the Non-U.S. Holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to the issuer; and

     - the Non-U.S. Holder provides the withholding agent with the appropriate certification.

     The certification requirement generally will be satisfied if the Non-U.S. Holder provides the withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person. Non-U.S. Holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

     If the portfolio interest exemption is not satisfied with respect to a Non-U.S. Holder, a 30% withholding tax will apply to interest paid on the bonds to such Non-U.S. Holder, unless another exemption is applicable. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form). Alternatively, an exemption applies if the interest is U.S. trade or business income and the Non-U.S. Holder provides an appropriate statement to that effect on IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the bonds in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

  SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF THE BONDS

     Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a bond, unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met or (ii) the gain is U.S. trade or business income. If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the bond) exceed capital losses allocable to U.S. sources. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to gain that is U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain Non-U.S. Holders may be subject to information reporting and backup withholding with respect to interest payments on the bonds. Treasury regulations provide that such information reporting and backup withholding generally will not apply to interest payments on the bonds to a Non-U.S. Holder if such Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

     Additional information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a bond (including a redemption) by a Non-U.S. Holder are as follows:

     If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

     If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a "U.S. related person"), they will not be subject to information reporting or backup withholding.

     If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

     In addition to the foregoing, the amount of interest paid on or with respect to the bonds held by each Non-U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments must be reported to such Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. A HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE BONDS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange bonds for its own account pursuant to the exchange bonds must acknowledge that it will deliver a prospectus in connection with any resale of such exchange bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for outstanding bonds where such outstanding bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
          , 200 , all dealers effecting transactions in the exchange bonds may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange bonds by broker-dealers. Exchange bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange bonds. Any broker-dealer that resells exchange bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of exchange bonds and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.



     For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of outstanding bonds) other than commissions or concessions of any brokers or dealers and will indemnify the holders of outstanding bonds (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.



     If you wish to exchange your outstanding bonds for exchange bonds in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Your Representations to Us" of this prospectus and in the letter of transmittal.


                             TRANSFER RESTRICTIONS


     The offer and sale of outstanding bonds of each series were not registered under the Securities Act of 1933. Accordingly, we offered and sold the outstanding bonds only in private sales exempt from or not subject to the registration requirements of the Securities Act of 1933:


     - to qualified institutional buyers under Rule 144A under the Securities Act of 1933; or

     - to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act of 1933.

     You may not offer or sell those outstanding bonds in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from or not subject to the registration requirements of the Securities Act of 1933.

                                 LEGAL MATTERS

     The validity of the exchange bonds of each series will be passed upon for us by Baker Botts L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of CenterPoint Houston and its subsidiaries as of December 31, 2001 and 2002, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to CenterPoint Houston's distribution of its ownership interest in certain subsidiaries on

August 31, 2002), which is included in the CenterPoint Houston's Form 8-K filed May 16, 2003 that is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION


     Prior to our conversion into a Texas limited liability company in connection with the corporate restructuring of Reliant Energy, Incorporated, a Texas corporation, on August 31, 2002, we filed reports and other information with the SEC as Reliant Energy, Incorporated. We continue to be subject to the periodic reporting and informational requirements of the Securities Exchange Act of 1934. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov.


     We are "incorporating by reference" into this prospectus information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information filed with or furnished to the SEC and not deemed incorporated) will automatically update and supersede information previously included.

     We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the offering made in this prospectus terminates. The documents we incorporate by reference are:

     - our Annual Report on Form 10-K for the year ended December 31, 2002 (referred to in this prospectus as our "2002 Form 10-K");

     - our Current Report on Form 8-K filed on March 27, 2003;

     - our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

     - our Current Report on Form 8-K filed on May 16, 2003 (referred to in this prospectus as our "May 16, 2003 Form 8-K");

     - our Current Report on Form 8-K filed on June 20, 2003;

     - our Current Report on Form 8-K filed on June 20, 2003;

     - our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (referred to in this prospectus as our "Second Quarter 2003 Form 10-Q");

     - our Current Report on Form 8-K filed on September 3, 2003; and

     - our Current Report on Form 8-K filed on September 10, 2003.

Our May 16, 2003 Form 8-K contains "Management's Narrative Analysis of Results of Operations" and "Financial Statements and Supplementary Data of the Company" from our 2002 Form 10-K with revisions for certain reclassifications and other items as described in our May 16, 2003 Form 8-K.

     You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following:

                    CenterPoint Energy Houston Electric, LLC
                          c/o CenterPoint Energy, Inc.
                            Attn: Investor Services
                                 P.O. Box 4567
                           Houston, Texas 77210-4567
                                 (713) 207-1111

     This prospectus is part of a registration statement that we have filed with the SEC relating to the exchange bonds. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and the exchange bonds.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 $1,262,275,000



                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC


                               OFFER TO EXCHANGE


    5.70% General Mortgage Bonds,         6.95% General Mortgage Bonds,
         Series J2, due 2013                   Series K2, due 2033
         for all outstanding                   for all outstanding
    5.70% General Mortgage Bonds,         6.95% General Mortgage Bonds,
         Series J, due 2013                    Series K, due 2033

        ---------------------                 ---------------------

    5.60% General Mortgage Bonds,         5.75% General Mortgage Bonds,
     Series L2, due July 1, 2023               Series M2, due 2014
         for all outstanding                   for all outstanding
    5.60% General Mortgage Bonds,         5.75% General Mortgage Bonds,
     Series L, due July 1, 2023                Series M, due 2014


                                   PROSPECTUS

                              September    , 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.20 of the Texas Limited Liability Company Act and Article VIII of the Registrant's Limited Liability Company Regulations provide the Registrant with broad powers and authority to indemnify its member, managers and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Limited Liability Company Regulation provisions, the Registrant has purchased insurance against certain costs of indemnification that may be incurred by it and by its member, manager and officers.

     Additionally, Section 7.12 of the Registrant's Limited Liability Company Regulations provides that a manager of the Registrant is not liable to the Registrant or its member for monetary damages for breach of fiduciary duty as a manager, except that Section 7.12 does not eliminate or limit the liability of a manager for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Texas law as a result of the wilful or grossly negligent act or omission of the manager.

     Section 7.12 also provides that any subsequent amendments to Texas statutes that further limit the liability of managers will inure to the benefit of the managers. Any repeal or modification of Section 7.12 shall not adversely affect any right of protection of a manager of the Registrant existing at the time of the repeal or modification.

     See "Item 22. Undertakings" for a description of Securities and Exchange Commission's, or the SEC's, position regarding such indemnification provisions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

                                                                             SEC FILE OR
EXHIBIT                                                                      REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT   STATEMENT     REFERENCE
-------        --------------------        --------------------------------  ------------   ---------
 3.1      Articles of Conversion of        CenterPoint Houston's Form 8-K       1-3187          3(a)
          Reliant Energy, Incorporated     dated August 31, 2002 filed with
                                           the SEC on September 3, 2002
 3.2      Articles of Organization of      CenterPoint Houston's Form 8-K       1-3187          3(b)
          CenterPoint Energy Houston       dated August 31, 2002 filed with
          Electric, LLC                    the SEC on September 3, 2002
 3.3      Limited Liability Company        CenterPoint Houston's Form 8-K       1-3187          3(c)
          Regulations of CenterPoint       dated August 31, 2002 filed with
          Energy Houston Electric, LLC     the SEC on September 3, 2002
 4.1.1    General Mortgage Indenture,      CenterPoint Houston's Form 10-Q      1-3187       4(j)(1)
          dated as of October 10, 2002,    for the quarter ended September
          between CenterPoint Houston      30, 2002
          and JPMorgan Chase Bank, as
          Trustee
 4.1.2    First Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(2)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.3    Second Supplemental Indenture    CenterPoint Houston's Form 10-Q      1-3187       4(j)(3)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002

                                                                             SEC FILE OR
EXHIBIT                                                                      REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT   STATEMENT     REFERENCE
-------        --------------------        --------------------------------  ------------   ---------
 4.1.4    Third Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(4)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.5    Fourth Supplemental Indenture    CenterPoint Houston's Form 10-Q      1-3187       4(j)(5)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.6    Fifth Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(6)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.7    Sixth Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(7)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.8    Seventh Supplemental Indenture   CenterPoint Houston's Form 10-Q      1-3187       4(j)(8)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.9    Eighth Supplemental Indenture    CenterPoint Houston's Form 10-Q      1-3187       4(j)(9)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.10   Ninth Supplemental Indenture     CenterPoint Energy's Form 10-K      1-31447      4(e)(10)
          to Exhibit 4.1.1, dated as of    for the fiscal year ended Decem-
          November 12, 2002                ber 31, 2002
 4.1.11   Tenth Supplemental Indenture     CenterPoint Houston's Form 8-K       1-3187           4.1
          to Exhibit 4.1.1, dated as of    dated March 13, 2003 and filed
          March 18, 2003                   on March 27, 2003
 4.1.12   Eleventh Supplemental            CenterPoint Houston's Form 8-K       1-3187           4.1
          Indenture to Exhibit 4.1.1,      dated May 16, 2003 and filed on
          dated as of May 23, 2003         June 20, 2003
 4.1.13   Twelfth Supplemental Indenture   CenterPoint Houston's Form 8-K       1-3187           4.2
          to Exhibit 4.1.1, dated as of    dated September 9, 2003 and
          September 9, 2003                filed on September 10, 2003
 4.2.1    Officer's Certificate dated      CenterPoint Houston's Form 8-K       1-3187           4.2
          March 18, 2003 setting forth     dated March 13, 2003 and filed
          the form, terms and provisions   on March 27, 2003
          of the Tenth Series and
          Eleventh Series of general
          mortgage bonds
 4.2.2    Registration Rights Agreement,   CenterPoint Energy Form 10-Q for    1-31447        4.3.14
          dated as of March 18, 2003,      the quarter ended June 30, 2003
          among CenterPoint Houston and
          the representatives of the
          initial purchasers named
          therein relating to the Tenth
          Series and the Eleventh Series
          of general mortgage bonds
 4.2.3    Officer's Certificate dated      CenterPoint Houston's Form 8-K       1-3187           4.2
          May 23, 2003 setting forth the   dated May 16, 2003 and filed on
          form, terms and provisions of    June 20, 2003
          the Twelfth Series of general
          mortgage bonds

                                                                             SEC FILE OR
EXHIBIT                                                                      REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT   STATEMENT     REFERENCE
-------        --------------------        --------------------------------  ------------   ---------
 4.2.4    Registration Rights Agreement,   CenterPoint Energy Form 10-Q for    1-31447        4.3.16
          dated as of May 23, 2003,        the quarter ended June 30, 2003
          among CenterPoint Houston and
          the representatives of the
          initial purchasers named
          therein relating to the
          Twelfth Series of general
          mortgage bonds
 4.2.5    Officer's Certificate dated      CenterPoint Houston's Form 8-K       1-3187           4.3
          September 9, 2003 setting        dated September 9, 2003 and
          forth the form, terms and        filed on September 10, 2003
          provisions of the Thirteenth
          Series of general mortgage
          bonds
 4.2.6    Registration Rights Agreement,
          dated as of September 9, 2003,
          among CenterPoint Houston and
          the representatives of the
          initial purchasers named
          therein relating to the
          Thirteenth Series of general
          mortgage bonds
 5.1      Opinion of Baker Botts L.L.P.
12.1      Computation of Ratios of
          Earnings to Fixed Charges
23.1      Consent of Deloitte & Touche
          LLP
23.2      Consent of Baker Botts L.L.P.
          (contained in Exhibit 5.1)
24.1*     Power of Attorney
25.1      Statement of Eligibility and
          Qualifications under the Trust
          Indenture Act of 1939, as
          amended, of JPMorgan Chase
          Bank, as trustee under the
          Indenture
99.1      Form of Letter of Transmittal
99.2      Form of Notice of Guaranteed
          Delivery
99.3      Form of Letter to Depository
          Trust Company Participants
99.4      Form of Letter to Clients


---------------


* Previously filed.


     (b) Financial Statement Schedules

     Not applicable.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 30, 2003.


                                          CENTERPOINT ENERGY HOUSTON ELECTRIC,
                                          LLC


                                          By:      /s/ RUFUS S. SCOTT

                                            ------------------------------------

                                                       Rufus S. Scott


                                               Vice President, Deputy General
                                               Counsel and Assistant Secretary



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on September 30, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                 Manager
 ------------------------------------------------
               David M. McClanahan


                        *                                  President and Chief Operating Officer
 ------------------------------------------------
                Thomas R. Standish


                        *                               Executive Vice President and Chief Financial
 ------------------------------------------------                         Officer
                 Gary L. Whitlock


                        *                            Senior Vice President and Chief Accounting Officer
 ------------------------------------------------
                  James S. Brian


 *By:               /s/ RUFUS S. SCOTT
        ------------------------------------------
                      Rufus S. Scott
                   as Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                             SEC FILE OR
EXHIBIT                                                                      REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT   STATEMENT     REFERENCE
-------        --------------------        --------------------------------  ------------   ---------
 3.1      Articles of Conversion of        CenterPoint Houston's Form 8-K       1-3187          3(a)
          Reliant Energy, Incorporated     dated August 31, 2002 filed with
                                           the SEC on September 3, 2002
 3.2      Articles of Organization of      CenterPoint Houston's Form 8-K       1-3187          3(b)
          CenterPoint Energy Houston       dated August 31, 2002 filed with
          Electric, LLC                    the SEC on September 3, 2002
 3.3      Limited Liability Company        CenterPoint Houston's Form 8-K       1-3187          3(c)
          Regulations of CenterPoint       dated August 31, 2002 filed with
          Energy Houston Electric, LLC     the SEC on September 3, 2002
 4.1.1    General Mortgage Indenture,      CenterPoint Houston's Form 10-Q      1-3187       4(j)(1)
          dated as of October 10, 2002,    for the quarter ended September
          between CenterPoint Houston      30, 2002
          and JPMorgan Chase Bank, as
          Trustee
 4.1.2    First Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(2)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.3    Second Supplemental Indenture    CenterPoint Houston's Form 10-Q      1-3187       4(j)(3)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.4    Third Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(4)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.5    Fourth Supplemental Indenture    CenterPoint Houston's Form 10-Q      1-3187       4(j)(5)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.6    Fifth Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(6)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.7    Sixth Supplemental Indenture     CenterPoint Houston's Form 10-Q      1-3187       4(j)(7)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.8    Seventh Supplemental Indenture   CenterPoint Houston's Form 10-Q      1-3187       4(j)(8)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.9    Eighth Supplemental Indenture    CenterPoint Houston's Form 10-Q      1-3187       4(j)(9)
          to Exhibit 4.1.1, dated as of    for the quarter ended September
          October 10, 2002                 30, 2002
 4.1.10   Ninth Supplemental Indenture     CenterPoint Energy's Form 10-K      1-31447      4(e)(10)
          to Exhibit 4.1.1, dated as of    for the fiscal year ended Decem-
          November 12, 2002                ber 31, 2002
 4.1.11   Tenth Supplemental Indenture     CenterPoint Houston's Form 8-K       1-3187           4.1
          to Exhibit 4.1.1, dated as of    dated March 13, 2003 and filed
          March 18, 2003                   on March 27, 2003
 4.1.12   Eleventh Supplemental            CenterPoint Houston's Form 8-K       1-3187           4.1
          Indenture to Exhibit 4.1.1,      dated May 16, 2003 and filed on
          dated as of May 23, 2003         June 20, 2003
 4.1.13   Twelfth Supplemental Indenture   CenterPoint Houston's Form 8-K       1-3187           4.2
          to Exhibit 4.1.1, dated as of    dated September 9, 2003 and
          September 9, 2003                filed on September 10, 2003

                                                                             SEC FILE OR
EXHIBIT                                                                      REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT   STATEMENT     REFERENCE
-------        --------------------        --------------------------------  ------------   ---------
 4.2.1    Officer's Certificate dated      CenterPoint Houston's Form 8-K       1-3187           4.2
          March 18, 2003 setting forth     dated March 13, 2003 and filed
          the form, terms and provisions   on March 27, 2003
          of the Tenth Series and
          Eleventh Series of general
          mortgage bonds
 4.2.2    Registration Rights Agreement,   CenterPoint Energy Form 10-Q for    1-31447        4.3.14
          dated as of March 18, 2003,      the quarter ended June 30, 2003
          among CenterPoint Houston and
          the representatives of the
          initial purchasers named
          therein relating to the Tenth
          Series and the Eleventh Series
          of general mortgage bonds
 4.2.3    Officer's Certificate dated      CenterPoint Houston's Form 8-K       1-3187           4.2
          May 23, 2003 setting forth the   dated May 16, 2003 and filed on
          form, terms and provisions of    June 20, 2003
          the Twelfth Series of general
          mortgage bonds
 4.2.4    Registration Rights Agreement,   CenterPoint Energy Form 10-Q for    1-31447        4.3.16
          dated as of May 23, 2003,        the quarter ended June 30, 2003
          among CenterPoint Houston and
          the representatives of the
          initial purchasers named
          therein relating to the
          Twelfth Series of general
          mortgage bonds
 4.2.5    Officer's Certificate dated      CenterPoint Houston's Form 8-K       1-3187           4.3
          September 9, 2003 setting        dated September 9, 2003 and
          forth the form, terms and        filed on September 10, 2003
          provisions of the Thirteenth
          Series of general mortgage
          bonds
 4.2.6    Registration Rights Agreement,
          dated as of September 9, 2003,
          among CenterPoint Houston and
          the representatives of the
          initial purchasers named
          therein relating to the
          Thirteenth Series of general
          mortgage bonds
 5.1      Opinion of Baker Botts L.L.P.
12.1      Computation of Ratios of
          Earnings to Fixed Charges
23.1      Consent of Deloitte & Touche
          LLP
23.2      Consent of Baker Botts L.L.P.
          (contained in Exhibit 5.1)
24.1*     Power of Attorney
25.1      Statement of Eligibility and
          Qualifications under the Trust
          Indenture Act of 1939, as
          amended, of JPMorgan Chase
          Bank, as trustee under the
          Indenture
99.1      Form of Letter of Transmittal

                                                                             SEC FILE OR
EXHIBIT                                                                      REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT   STATEMENT     REFERENCE
-------        --------------------        --------------------------------  ------------   ---------
99.2      Form of Notice of Guaranteed
          Delivery
99.3      Form of Letter to Depository
          Trust Company Participants
99.4      Form of Letter to Clients


---------------


* Previously filed.